SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement	[ ]	Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials

Mueller Industries, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

MUELLER INDUSTRIES, INC.
8285 Tournament Drive, Suite 150
Memphis, Tennessee 38125
Telephone (901) 753-3200
_________________________

Notice of Annual Meeting of
Stockholders to be Held
May 1, 2014
_________________________

To the Stockholders of
Mueller Industries, Inc.

     The Annual Meeting of Stockholders of Mueller Industries, Inc. (the “Company” or “Mueller”), will be held at the Company’s headquarters at 8285 Tournament Drive, Suite 150, Memphis, Tennessee 38125 on Thursday, May 1, 2014, at 10:00 A.M. local time, for the following purposes:

1.	To elect six directors, each to serve until the next annual meeting of stockholders (tentatively scheduled for May 7, 2015) or until his successor is elected and qualified;

2.	To consider and act upon a proposal to approve the appointment of Ernst & Young LLP, independent registered public accountants, as auditors of the Company for the fiscal year ending December 27, 2014;

3.	To conduct an advisory vote on the compensation of the Company’s named executive officers;

4.	To approve the Company’s 2014 Incentive Plan; and

5.	To consider and transact such other business as may properly be brought before the Annual Meeting and any adjournment(s) thereof.

     Only stockholders of record at the close of business on March 7, 2014, will be entitled to notice of and vote at the Annual Meeting or any adjournment(s) thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be prepared and maintained at the Company’s corporate headquarters at 8285 Tournament Drive, Suite 150, Memphis, Tennessee 38125. This list will be available for inspection by stockholders of record during normal business hours for a period of at least 10 days prior to the Annual Meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE SIZE OF YOUR HOLDINGS. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON, WE URGE YOU TO MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Gary C. Wilkerson
Corporate Secretary

March 19, 2014

TABLE OF CONTENTS

SOLICITATION OF PROXIES	1
VOTING SECURITIES	2
PRINCIPAL STOCKHOLDERS	3
ELECTION OF DIRECTORS	5
OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE
OFFICERS AND INFORMATION ABOUT DIRECTOR NOMINEES	6
CORPORATE GOVERNANCE	14
Director Independence	14
Independent Directors	14
Audit Committee	15
Compensation Committee	15
Nominating and Corporate Governance Committee	16
Compensation Committee Interlocks and Insider Participation	18
Corporate Governance Guidelines	18
Code of Business Conduct and Ethics	18
Policies and Procedures for Approval of Related Party Transactions	19
Directors’ Attendance at Annual Meetings of Stockholders	19
Communication With the Board of Directors	20
COMPENSATION DISCUSSION AND ANALYSIS	20
Executive Summary	20
Compensation Policies and Objectives	21
Determination of Compensation	21
Elements of Compensation	23
Tax Considerations	28
Compensation Risk Management	29
SUMMARY COMPENSATION TABLE FOR 2013	30
2013 GRANTS OF PLAN BASED AWARDS TABLE	32
OUTSTANDING EQUITY AWARDS AT FISCAL 2013 YEAR-END	36
2013 OPTION EXERCISES AND STOCK VESTED	38
POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT
OR CHANGE OF CONTROL AS OF THE END OF 2013	38
2013 DIRECTOR COMPENSATION	41
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)	43
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
DIRECTORS ON EXECUTIVE COMPENSATION	44
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	45
APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED
EXECUTIVE OFFICERS	46
APPROVAL OF THE 2014 INCENTIVE PLAN	47
STOCKHOLDER NOMINATIONS FOR BOARD MEMBERSHIP AND OTHER
PROPOSALS FOR 2015 ANNUAL MEETING	61
OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING	62
SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE REPORTING	62
OTHER INFORMATION	62
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS	63
HOUSEHOLDING OF ANNUAL MEETING MATERIALS	63
APPENDIX I	A-1

MUELLER INDUSTRIES, INC.
8285 Tournament Drive, Suite 150
Memphis, Tennessee 38125
Telephone (901) 753-3200
____________________________

PROXY STATEMENT

Annual Meeting of Stockholders
May 1, 2014
____________________________

SOLICITATION OF PROXIES

     The accompanying proxy is solicited by the Board of Directors of Mueller Industries, Inc., a Delaware corporation (the “Company”), for use at the annual meeting of stockholders (the “Annual Meeting”) to be held at the Company’s headquarters at 8285 Tournament Drive, Suite 150, Memphis, Tennessee 38125, on Thursday, May 1, 2014, at 10:00 A.M. local time, or at any adjournment(s) thereof.

     This Proxy Statement, together with the Company’s Annual Report for the fiscal year ended December 28, 2013, is first being mailed to stockholders on or about March 19, 2014. Pursuant to rules adopted by the Securities and Exchange Commission, the Company is providing access to its proxy materials over the Internet at http://www.proxyvote.com.

     When a proxy card is returned properly signed, the shares represented thereby will be voted in accordance with the stockholder’s directions appearing on the card. If the proxy card is signed and returned without directions, the shares will be voted for the nominees named herein and in accordance with the recommendations of the Company’s Board of Directors as set forth herein. The discretion granted in the accompanying proxy card includes the authority to vote on all additional matters properly coming before the Annual Meeting as the persons named in the proxy deem appropriate. A stockholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by giving written notice to the secretary of the Annual Meeting or by casting a ballot at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by election inspectors appointed for the Annual Meeting. The election inspectors will also determine whether a quorum is present. The holders of a majority of the shares of common stock, $.01 par value per share (“Common Stock”), outstanding and entitled to vote who are present either in person or represented by proxy will constitute a quorum for the Annual Meeting. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the approval of any matter submitted. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (i.e., a “broker non-vote”), those shares will not be considered as present and entitled to vote with respect to that matter, but will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, without instructions from the beneficial owner of those shares; on the other hand, a broker may not be entitled to vote shares held for a beneficial owner on certain non-routine items, such as the election of directors, the advisory vote on the compensation of the Company’s named executive officers, and the approval of the Company’s 2014 Incentive Plan.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone or otherwise. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

VOTING SECURITIES

     The Company had 28,342,672 shares of Common Stock outstanding at the close of business on March 7, 2014, which are the only securities of the Company entitled to be voted at the Annual Meeting. The record holder of each share of Common Stock is entitled to one vote on each matter that may properly be brought before the Annual Meeting. Only stockholders of record at the close of business on March 7, 2014 will be entitled to notice of, and to vote at, the Annual Meeting. The Company’s Restated Certificate of Incorporation and Amended and Restated By-laws (“Bylaws”) do not provide for cumulative voting for the election of directors.

PRINCIPAL STOCKHOLDERS

     As of March 7, 2014, the following parties were known by the Company to be the “beneficial owner” of more than five percent of the Common Stock:

	Shares Beneficially
Name and Address of Beneficial Owner	Owned (a)		Percent of Class
BlackRock, Inc.	2,467,685	(1)	8.70%(2)
40 East 52nd Street
New York, NY 10022
Gates Capital Management, Inc.	2,045,888	(3)	7.20%(2)
1177 Avenue of the Americas, 32nd Floor
New York, NY 10036
GAMCO Investors, Inc.	2,006,762	(4)	7.10%(5)
One Corporate Center
Rye, NY 10580
The Vanguard Group, Inc.	1,859,397	(6)	6.57%(2)
100 Vanguard Blvd.
Malvern, PA 19355
Wellington Management Company, LLP	1,851,874	(7)	6.55%(2)
280 Congress Street
Boston, MA 02210
____________________

(a)	The Company intends to conduct a two-for-one split (the “Stock Split”) of the Company’s Common Stock payable on March 28, 2014 (the “Split Payment Date”) to stockholders of record at the close of business on March 14, 2014 (the “Split Record Date”). The Stock Split will be effected in the form of a stock dividend (the “Split Dividend”) of one additional share of common stock for each share of Common Stock issued, outstanding and held by stockholders as of the Split Record Date. The number of shares beneficially owned by each beneficial owner listed in the chart above does not reflect any shares that may be distributed to such beneficial owner in connection with the Stock Split. Assuming that such beneficial owner retains the shares attributed to it in the chart as of the close of business on the Split Record Date, the number of shares owned by such beneficial owner immediately after the Stock Split will increase by one share for every share owned by it on the Split Record Date. However, since all of the Company’s Stockholders as of the Split Record Date are entitled to receive the Split Dividend, the Stock Split does not affect the percentage of Common Stock owned by the beneficial stockholders reflected in the chart above.

(1)	This information is based on a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the Securities and Exchange Commission on January 30, 2014. BlackRock filed this Schedule 13G/A on its own behalf and on behalf of certain of its subsidiaries. The Schedule 13G/A also reported that BFA owned 5% or greater of the security class being reported on the Schedule 13G/A.

(2)	The percent of class shown was based on the shares of Common Stock reported on the Schedule 13G/A and the total number of shares outstanding as of December 28, 2013. The difference in the total number of shares outstanding on December 28, 2013 and March 7, 2014 does not materially affect the percentage of ownership of the class.

(3)	This information is based on a Schedule 13G/A filed by Gates Capital Management, Inc (“GCM”), Gates Capital Partners, L.P (“GCP”); ECF Value Fund, L.P. (“ECF”) ; ECF Value Fund II, L.P. (“ECF II”); ECF Value Fund International Master L.P. (“ECF Master”); and Jeffrey L. Gates (“Gates,” and collectively with GCM, GCP, ECF, ECF II and ECF Master, the “Gates Funds”) on February 14, 2014. Each of the Gates Funds reported a principal business address of c/o Gates Capital Management, Inc., 1177 Avenue of the Americas, 32nd Floor, New York, New York 10036. The Schedule 13G/A reported that the Gates Funds have the shared power to (i) vote or direct the vote and (ii) dispose or direct the disposition of all shares reported.

(4)	This information is based on a Schedule 13D/A filed by GAMCO Investors Inc. (“GBL”) and certain of its affiliates (collectively, the Gabelli Reporters). The Schedule 13D/A reported that GAMCO Asset Management, Inc. (“GAMCO”) beneficially owns 1,260,000 of the shares reported; Gabelli Funds, LLC (“Gabelli Funds”) beneficially owns 709,562 of the shares reported; GGCP, Inc. (“GGCP”) beneficially owns 2,000 of shares reported; Mario Gabelli (“Gabelli”) beneficially owns 31,200 of the shares reported; and Gabelli Foundation, Inc. beneficially owns 4,000 of the shares reported. In addition, the Schedule 13D/A also reported that the each Gabelli Reporter (and certain executives, directors and other related persons as disclosed on the Schedule 13D/A) have the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the Common Stock reported for it, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, except that (i) GAMCO does not have authority to vote 92,000 of the reported shares, (ii) Gabelli Funds, a wholly-owned subsidiary of GBL, has sole dispositive and voting power with respect to the shares of the Company held by certain funds (the “Funds”) for which it provides advisory services to, so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in the Company and, in that event, the Proxy Voting Committee of each Fund shall respectively vote that Fund's shares, (iii) at any time, the Proxy Voting Committee of each such Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such fund under special circumstances such as regulatory considerations, and (iv) the power of Gabelli, GBL, and GGCP is indirect with respect to Common Stock beneficially owned directly by other Gabelli Reporters.

(5)	The percent of class shown was based on the shares of Common Stock reported on the Schedule 13D/A and the total number of shares outstanding as of September 28, 2013 (the date of the Company’s most recently filed Form 10-Q for which the Schedule 13D/A was based on). The difference in the total number of shares outstanding on September 28, 2013 and March 7, 2014 does not materially affect the percentage of ownership of the class.

(6)	This information is based on a Schedule 13G/A filed by The Vanguard Group, Inc. (“VGI”) with the Securities and Exchange Commission on February 11, 2014. According to the Schedule 13G/A, VGI has sole voting and dispositive power with respect to 40,303 and 1,821,494, respectively, of the shares shown. In addition, the Schedule 13G/A reported that Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of VGI, is the beneficial owner of 37,903 shares of the shares shown as a result of its serving as investment manager of collective trust accounts. The Schedule 13G/A also reported that Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of VGI, is the beneficial owner of 2,400 shares of the shares shown as a result of its serving as investment manager of Australian investment offerings.

(7)	This information is based on a Schedule 13G/A filing filed by Wellington Management Company, LLP (“Wellington”), in its capacity as an investment advisor on February 14, 2014. According to the Schedule 13G/A, Wellington. has shared voting and dispositive power with respect to 1,353,874 and 1,851,874, respectively, of the shares shown. In addition, the Schedule 13G/A reported that the securities as to which the Schedule 13G/A relate to are owned of record by clients of Wellington. The Schedule 13G/A discloses that (i) their clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities and (ii) no client is known to have such right or power with respect to more than five percent of this class of securities.

ELECTION OF DIRECTORS

     The Board of Directors proposes to elect the following six persons, each as nominated by the Board of Directors, at the Annual Meeting to serve (subject to the Company’s Bylaws) as directors of the Company until the next Annual Meeting (tentatively scheduled for May 7, 2015), or until the election and qualification of their successors: Gregory L. Christopher, Paul J. Flaherty, Gennaro J. Fulvio, Gary S. Gladstein, Scott J. Goldman and Terry Hermanson (collectively, the “Nominees”). If any such person should be unwilling or unable to serve as a director of the Company, which is not anticipated, the persons named in the proxy will vote the proxy for substitute nominees selected by them unless the number of directors has been reduced to the number of nominees willing and able to serve.

     Directors are elected by a plurality of the votes cast. “Plurality” means that the individuals who receive the greatest number of votes cast “For” are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. Consequently, any shares not voted “For” a particular director (whether as a result of a direction to withhold or a broker non-vote) will not be counted in such director’s favor.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES FOR EACH OF THE NOMINEES.

OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE
OFFICERS AND INFORMATION ABOUT DIRECTOR NOMINEES

     The following table sets forth, as of March 7, 2014, information about the 770,842 shares of Common Stock (calculated based on 28,342,672 shares outstanding) beneficially owned by each of the Company’s current directors, nominees for director, executive officers and named executive officers. The “named executive officers” are those individuals set forth in the “Summary Compensation Table for 2013” included herein. Unless otherwise indicated, all directors, nominees for director, executive officers and named executive officers have sole voting and investment power with respect to the shares of Common Stock reported. The table and the accompanying footnotes set forth the foregoing persons’ current positions with the Company, principal occupations and employment over the preceding five years, age and directorships held in certain other publicly-owned companies, as well as, with respect to directors, the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that the person should serve as a director of the Company in 2014.

	Common Stock
	Beneficially
	Owned as of	Percent of
Principal Occupation, Employment, etc.	March 7, 2014 (a)	Class
Paul J. Flaherty	15,174	*
Director of the Company since August 2, 2007; age 74 (1)

Gennaro J. Fulvio	25,331	*
Director of the Company since May 9, 2002; age 57 (2)

Gary S. Gladstein	45,736	*
Chairman of the Board of Directors since January 1, 2013;
Director of the Company since July 1, 2000; age 69 (3)

Scott J. Goldman	5,000	*
Director of the Company since January 1, 2008; age 61 (4)

	Common Stock
	Beneficially
	Owned as of	Percent of
Principal Occupation, Employment, etc.	March 7, 2014 (a)	Class
Terry Hermanson	10,081	*
Director of the Company since February 13, 2003; age 71 (5)

Gregory L. Christopher	239,993	*
Chief Executive Officer of the Company since October 30, 2008;
Director of the Company since October 28, 2010; age 52 (6)

Daniel R. Corbin	13,110	*
Vice President - Corporate Manufacturing Engineering of the
Company since January 1, 2013; age 56 (7)

Richard W. Corman	62,947	*
Vice President - Controller of the Company since
October 28, 2004; age 57 (8)

Melanie K. Franks	8,845	*
Vice President – Operational Accounting of the Company since
January 1, 2013; age 51 (9)

John B. Hansen	59,629	*
Executive Vice President of the Company since
January 1, 2013; age 67 (10)

Jeffrey A. Martin	43,441	*
Chief Financial Officer and Treasurer of the Company since
February 14, 2013; age 47 (11)

Mark Millerchip	—	—
Executive Director – European Operations of the Company
since May 28, 2010; age 47 (12)

Nicholas W. Moss	40,073	*
President - Global and Retail Business of the Company
since March 6, 2007; age 57 (13)

Douglas J. Murdock	40,642	*
President - Fabricated Products of the Company since
January 1, 2013; age 45 (14)

Steffen Sigloch	22,564	*
President - Extruded Products of the Company since
January 1, 2013; age 45 (15)

	Common Stock
	Beneficially
	Owned as of	Percent of
Principal Occupation, Employment, etc.	March 7, 2014 (a)	Class
Gary C. Wilkerson	138,276	*
Vice President, General Counsel and Secretary of the
Company since May 2, 2005; age 67 (16)

Executive Officers and Directors as a Group	770,842	2.72%**
____________________

*	Less than 1%

**	Includes 271,326 shares of Common Stock which are subject to currently exercisable stock options and 238,142 shares of non-vested restricted stock held by executive officers and directors of the Company.

(a)	The Company intends to conduct a two-for-one split (the “Stock Split”) of the Company’s Common Stock payable on March 28, 2014 (the “Split Payment Date”) to stockholders of record at the close of business on March 14, 2014 (the “Split Record Date”). The Stock Split will be effected in the form of a stock dividend (the “Split Dividend”) of one additional share of common stock for each share of Common Stock issued, outstanding and held by stockholders as of the Split Record Date. The number of shares beneficially owned by the Company’s current directors, nominees for director, executive officers and named executive officers listed in the chart above does not reflect any shares that may be distributed to such person in connection with the Stock Split. Assuming that such person retains the shares attributed to it in the chart as of the close of business on the Split Record Date, the number of shares owned by such beneficial owner immediately after the Stock Split will increase by one share for every share owned by it on the Split Record Date. However, since all of the Company’s Stockholders as of the Split Record Date are entitled to receive the Split Dividend, the Stock Split does not affect the percentage of Common Stock owned by the persons reflected in the chart above.

(1)	Mr. Flaherty has been a member of the Advisory Board of Aon Risk Services, Inc., a subsidiary of Aon Corporation (“Aon”), the global insurance and risk management firm, since 2001. Prior to his tenure with Aon, Mr. Flaherty was associated with Burson-Marsteller-WPP, a global public affairs and public relations firm. Mr. Flaherty was nominated to serve as a director of the Company because of his years of experience counseling boards and senior management. In addition, his experience in insurance and risk management enable him to assist the Board of Directors in performing its risk oversight function. The number of shares of Common Stock beneficially owned by Mr. Flaherty includes (i) 10,000 shares of Common Stock which are subject to currently exercisable stock options and (ii) 1,000 shares of non-vested restricted stock.

(2)	Mr. Fulvio has been a member of Fulvio & Associates, LLP, Certified Public Accountants, since 1987. Mr. Fulvio was nominated to serve as a director of the Company because of his strength in the area of accounting, his knowledge of and experience with tax matters, and his financial acumen. The number of shares of Common Stock beneficially owned by Mr. Fulvio includes (i) 10,000 shares of Common Stock which are subject to currently exercisable stock options, (ii) 14,331 shares of Common Stock which are owned by Mr. Fulvio’s spouse, and (iii) 1,000 shares of non-vested restricted stock.

(3)	Mr. Gladstein previously served as a director of the Company from 1990 to 1994. Mr. Gladstein is currently an independent investor and consultant. From the beginning of 2000 to August 31, 2004, Mr. Gladstein was a Senior Consultant at Soros Fund Management. He was a partner and Chief Operating Officer at Soros Fund Management from 1985 until his retirement at the end of 1999. In the past five years, Mr. Gladstein also served as a director of Inversiones y RepresentacionesSociedadAnónima, Darien Rowayton Bank and a number of private companies. Mr. Gladstein was nominated to serve as a director of the Company because of his financial and accounting expertise and his years of experience providing strategic advisory services to complex organizations. In addition, having been a member of the compensation, audit and other committees of public company boards, Mr. Gladstein is familiar with a full range of corporate and board functions. The number of shares of Common Stock beneficially owned by Mr. Gladstein includes (i) 10,000 shares of Common Stock which are subject to currently exercisable stock options and (ii) 1,000 shares of non-vested restricted stock.

(4)	Mr. Goldman has served as the co-founder and Chief Executive Officer of TextPower, Inc., which creates business solutions by using a proprietary library of vertical market text messaging software, since February 17, 2009. From 1987 to February 17, 2009, Mr. Goldman served as founder and principal of the Goldman Group, a company that works with Fortune 500 companies in developing and operating wireless systems. Mr. Goldman was nominated to serve as a director of the Company because of his extensive experience with global companies and strategic planning, as well as his expertise in the technology field. The number of shares of Common Stock beneficially owned by Mr. Goldman includes (i) 4,000 shares of Common Stock which are subject to currently exercisable stock options and (ii) 1,000 shares of non-vested restricted stock.

(5)	Mr. Hermanson has been the principal and President of Mr. Christmas Incorporated, a wholesale merchandising company, for more than the last five years. Mr. Hermanson was nominated to serve as a director of the Company because he has extensive experience in management, strategic planning, as well as a thorough knowledge of wholesale merchandising and international business issues. The number of shares of Common Stock beneficially owned by Mr. Hermanson includes (i) 6,000 shares of Common Stock which are subject to currently exercisable stock options and (ii) 1,000 shares of non-vested restricted stock.

(6)	Prior to October 30, 2008, Mr. Christopher served as Chief Operating Officer. The number of shares of Common Stock beneficially owned by Mr. Christopher includes (i) 32,063 shares of Common Stock which are subject to currently exercisable stock options, (ii) 81,400 shares of non-vested restricted stock, (iii) 900 shares of Common Stock owned jointly between Mr. Christopher and his spouse, (iv) 70,000 owned by a trust where his wife serves as beneficiary, (v) 40,000 owned by a trust where he serves as beneficiary and (vi) 3,400 shares of Common Stock which are owned by Mr. Christopher’s children.

(7)	Mr. Corbin served as (i) Vice President – Copper Business from December 1, 2010 until January 1, 2013, and (ii) Vice President – Fittings and Distribution Business-Standard Products Division of the Company prior to December 1, 2010. The number of shares of Common Stock beneficially owned by Mr. Corbin includes 13,110 shares of non-vested restricted stock.

(8)	The number of shares of Common Stock beneficially owned by Mr. Corman includes (i) 39,700 shares of Common Stock which are subject to currently exercisable stock options and (ii) 8,123 shares of non-vested restricted stock.

(9)	Mrs. Franks served as (i) Vice President – Administration from December 20, 2010 until January 1, 2013, and (ii) Director of Shared Services-Standard Products Division of the Company prior to December 20, 2010. The number of shares of Common Stock beneficially owned by Mrs. Franks includes (i) 5,154 shares of non-vested restricted stock, (ii) 2,072 shares of Common Stock owned jointly between Mrs. Franks and her spouse, and (iii) 812 shares of Common Stock which are owned by Mrs. Franks’ spouse.

(10)	Mr. Hansen served as (i) President-Plumbing Business of the Company from January 1, 2011 to January 1, 2013, (ii) President-Manufacturing Operations from May 18, 2009 until January 1, 2011 and (iii) Senior Vice President-Strategy and Industry Relations prior to May 18, 2009. The number of shares of Common Stock beneficially owned by Mr. Hansen includes (i) 7,899 shares of Common Stock which are subject to currently exercisable stock options, (ii) 2,706 shares of Common Stock owned jointly between Mr. Hansen and his spouse, and (iii) 18,000 shares of non-vested restricted stock.

(11)	Mr. Martin served (i) as Interim Chief Financial Officer of the Company from October 26, 2012 to February 13, 2013, (ii) as Vice President - Corporate Development of the Company from January 11, 2011 to October 26, 2012, (iii) as Vice President-Finance & Corporate Development from August 1, 2008 to January 11, 2011, (iv) as Vice President-Operations, Standard Products Division prior to August 1, 2008. The number of shares of Common Stock beneficially owned by Mr. Martin includes (i) 28,400 shares which are subject to currently exercisable stock options, (ii) 3,531 shares of Common Stock owned jointly between Mr. Martin and his wife, and (iii) 11,510 shares of non-vested restricted stock.

(12)	Mr. Millerchip served as Managing Director – Mueller Primaflow Limited prior to May 28, 2010.

(13)	The number of shares of Common Stock beneficially owned by Mr. Moss includes (i) 6,000 shares of Common Stock which are subject to currently exercisable stock options, and (ii) 27,717 shares of non-vested restricted stock.

(14)	Mr. Murdock served as the President – Engineered Products Division of the Company prior to January 1, 2013. The number of shares of Common Stock beneficially owned by Mr. Murdock includes (i) 4,264 shares of Common Stock which are subject to currently exercisable stock options, and (ii) 28,130 shares of non-vested restricted stock.

(15)	Mr. Sigloch served as (i) Corporate Vice President – Engineering and Manufacturing of the Company from January 1, 2012 to January 1, 2013 and (ii) Vice President – Engineering and Manufacturing of Mueller Europe, Ltd, from July 1, 2011 to January 1, 2012. Prior to joining the Company on July 1, 2011, Mr. Sigloch served as Chief Executive Officer of Wieland Copper Products, LLC. The number of shares of Common Stock beneficially owned by Mr. Sigloch includes 21,098 shares of non-vested restricted stock.

(16)	The number of shares of Common Stock beneficially owned by Mr. Wilkerson includes (i) 113,000 shares of Common Stock which are subject to currently exercisable stock options, (ii) 6,376 shares of Common Stock owned jointly between Mr. Wilkerson and his wife and (iii) 18,900 shares of non-vested restricted stock.

Meetings and Committees of the Board of Directors

     During 2013, the Board of Directors held five meetings. The Board of Directors established a standing Audit Committee and a Compensation Committee at its organizational meeting on February 13, 1991. On May 13, 1991, the Board of Directors created two committees (the “Plan Committees”) to be responsible for administering the Company’s 1991 Employee Stock Purchase Plan and the Company’s 1991 Incentive Stock Option Plan. On November 16, 1993, the Board of Directors established a standing Nominating Committee. On May 12, 1994, the Board of Directors created two committees to be responsible for administering the Company’s 1994 Stock Option Plan and the Company’s 1994 Non-Employee Director Stock Option Plan, on February 12, 1998 created a committee to be responsible for administering the Company’s 1998 Stock Option Plan and on February 12, 2002 created a committee to be responsible for administering the Company’s 2002 Stock Option Plan (collectively, the “Option Plan Committees”). On February 12, 2004, the Board of Directors changed the name of the Nominating Committee to the Nominating and Corporate Governance Committee. During 2013, no director attended fewer than 75% of the total number of meetings of the Board and all committees on which he served.

     The Audit Committee is currently composed of three directors who are not officers or employees of the Company: Gennaro J. Fulvio (Chairman), Gary S. Gladstein and Scott J. Goldman. Each member of the Audit Committee has been determined by the Board of Directors to meet the standards for independence required of audit committee members by the New York Stock Exchange (the “NYSE”) and applicable SEC rules. For more information on the NYSE standards for independence, see “Corporate Governance-Director Independence” in this Proxy Statement. The Board of Directors has further determined that (i) all members of the Audit Committee are financially literate and (ii) Gary S. Gladstein and Gennaro J. Fulvio each possess accounting and related financial management expertise within the meaning of the listing standards of the NYSE, and are each audit committee financial experts within the meaning of applicable SEC rules. The Audit Committee (a) appoints the Company’s independent accountants, (b) reviews and approves any major change in the Company’s accounting policies, (c) reviews the scope and results of the independent audit, (d) reviews and considers the independence of the accountants, (e) reviews the effectiveness of the Company’s internal audit procedures and personnel, (f) reviews the Company’s policies and procedures for compliance with disclosure requirements concerning conflicts of interest and the prevention of unethical, questionable or illegal payments and (g) makes such reports and recommendations to the Board of Directors as it may deem appropriate. The Audit Committee held eight formal meetings during the last fiscal year, all of which were attended by the Company’s independent auditors. At such meetings, the Audit Committee discussed the scope and results of the annual audit and issues of accounting policy and internal controls.

     The Compensation Committee is currently composed of three directors who are not officers or employees of the Company: Paul J. Flaherty (Chairman), Gennaro J. Fulvio and Terry Hermanson. Each member of the Compensation Committee has been determined by the Board of Directors to meet the NYSE’s standards for independence. These same directors also serve as members of the Plan Committee and the Option Plan Committees. The Compensation Committee (i) provides assistance to the Board of Directors in discharging the Board of Directors’ responsibilities relating to management organization, performance, compensation and succession and (ii) makes such recommendations to the Board of Directors as it deems appropriate. During fiscal year 2013, the Compensation Committee and the Option Plan Committee held five formal meetings.

     The Nominating and Corporate Governance Committee is currently composed of three directors who are not officers or employees of the Company: Scott J. Goldman (Chairman), Paul J. Flaherty and Terry Hermanson. Each member of the Nominating and Corporate Governance Committee has been determined by the

Board of Directors to meet the NYSE’s standards for independence. The Nominating and Corporate Governance Committee is responsible for the recommendation to the Board of Directors of director nominees for election to the Board of Directors. In addition, the Nominating and Corporate Governance Committee is responsible for recommending committee assignments and responsibilities to the Board of Directors, overseeing the evaluation of Board of Directors and management effectiveness, developing and recommending to the Board of Directors corporate governance guidelines, and generally advising the Board of Directors on corporate governance and related matters. The Nominating and Corporate Governance Committee held two formal meeting during fiscal year 2013.

     The Board of Directors has currently implemented a leadership structure that separates the role of the Chief Executive Officer and the Chairman of the Board. The Board has determined that having an independent director serve as non-Executive Chairman of the Board is in the best interest of shareholders at this time. The Company believes that this structure currently assists the independent directors in the oversight of the Company and facilitates participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.

     The Board of Directors is actively involved in oversight of risks that could affect the Company. The full Board of Directors has retained the responsibility for general oversight of risks, but the Audit Committee primarily oversees those risks that may directly or indirectly impact the Company’s financial statements. The Board of Directors receives reports directly from officers responsible for oversight of particular risks within the Company, as well as full reports by the chair of the Audit Committee regarding the Audit Committee’s considerations and actions. The Board believes that through such open communication and access to information, it can sufficiently manage the risks facing the Company. The Board of Director’s administration of its risk oversight function has not affected the Board’s leadership structure.

CORPORATE GOVERNANCE

     The Company operates within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) which, among other things, established, or provided the basis for, a number of new corporate governance standards and disclosure requirements. In addition, following the passage of Sarbanes-Oxley, the NYSE adopted changes to its corporate governance and listing requirements.

Director Independence

     The standards relied upon by the Board of Directors in affirmatively determining whether a director is “independent,” in compliance with the rules of the NYSE, are comprised, in part, of those objective standards set forth in the NYSE rules.

     The Board of Directors, in applying the NYSE standards for independence, and after considering all of the relevant facts and circumstances, has affirmatively determined that the Company’s current “independent” directors are: Paul J. Flaherty, Gennaro J. Fulvio, Gary S. Gladstein, Scott J. Goldman and Terry Hermanson. In the course of the Board of Director’s determination regarding the independence of each non-management director, the Board considered for:

  Mr. Flaherty, the fact that the Company has utilized certain services of Aon and its affiliates, but recognizing the arms’ length nature of such transactions, the absence of any managerial role or specific pecuniary interest of Mr. Flaherty in such matters, and the de minimis percentage such transactions represented in respect of the annual revenues and assets of each of those companies.

Independent Directors

  The Company’s Corporate Governance Guidelines provide that the Company’s non-management directors shall hold annually at least two formal meetings independent from management. The non-management directors will choose a non-management director, as appropriate, to preside at these executive sessions of the Board of Directors.

Audit Committee

  In accordance with the rules and regulations of the SEC, the above paragraph regarding the independence of the members of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C of the Exchange Act or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other filed document.

  Ernst & Young LLP, the Company’s independent auditors, reports directly to the Audit Committee.

  The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the Company’s independent auditors prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal control over financial reporting.

  The Audit Committee has adopted procedures for the receipt, retention and treatment of complaints by Company employees regarding the Company’s accounting, internal accounting controls or auditing matters.

  The Audit Committee operates under a formal charter adopted by the Board of Directors that governs its duties and standards of performance. Copies of the charter can be obtained free of charge from the Company’s website at www.muellerindustries.com or may be requested in print by any shareholder.

Compensation Committee

  The Compensation Committee operates under a formal charter adopted by the Board of Directors that governs its duties and standards of performance. Copies of the charter can be obtained free of charge from the Company’s website at www.muellerindustries.com or may be requested in print by any shareholder.

Nominating and Corporate Governance Committee

  The Nominating and Corporate Governance Committee recommends to the Board of Directors as director nominees individuals of established personal and professional integrity, ability and judgment, and who are chosen with the primary goal of ensuring that the entire Board of Directors collectively serves the interests of the Company’s stockholders. Due consideration is given to assessing the qualifications of potential nominees and any potential conflicts with the Company’s interests. The Nominating and Corporate Governance Committee also assesses the contributions of the Company’s incumbent directors in connection with their potential re-nomination. In identifying and recommending director nominees, the Committee members take into account such factors as they determine appropriate, including recommendations made by the Board of Directors.

  Under its charter the Nominating and Corporate Governance Committee considers whether the viewpoint, professional experience, education, skill and other individual qualities and attributes of any potential nominee would contribute to the diversity of the Board as a whole. In addition, when considering Board diversity, the Committee will not exclude any potential Board nominee from consideration based on age, gender, race, color of skin, ethnic origin, political affiliation, religious preference, sexual orientation, country of origin, physical handicaps or any other category.

     The Nominating and Corporate Governance Committee considers and assesses the implementation and effectiveness of its diversity policy in connection with Board nominations annually to assure that the Board contains an effective mix of individuals to best advance the Company’s long-term business interests.

  Once the Nominating and Corporate Governance Committee has identified prospective nominees, background information is elicited about the candidates, following which they are investigated, interviewed and evaluated by the Committee which then reports to the Board of Directors.

  The Nominating and Corporate Governance Committee operates under a formal charter adopted by the Board of Directors that governs its duties and standards of performance. Copies of the charter can be obtained free of charge from the Company’s website at www.muellerindustries.com or may be requested in print by any shareholder.

     The Nominating and Corporate Governance Committee does not consider individuals nominated by stockholders for election to the Board. The Board believes that this is an appropriate policy because the Company’s Bylaws allow a qualifying stockholder to nominate an individual for election to the Board, which proposal can be brought directly before a meeting of stockholders, as described below. In order for a qualifying stockholder to nominate an individual to the Board, written notice of such stockholder’s intent to make such nomination must be received by the Secretary of the Company at the Company’s principal place of business (8285 Tournament Drive, Suite 150, Memphis, Tennessee 38125) not less than 120 days and not more than (i) with respect to an election to be held at an annual meeting of stockholders, 150 days prior to the anniversary date of the immediately preceding annual meeting (unless the annual meeting date is advanced by more than thirty days or delayed by more than thirty days, in which case different deadlines apply) and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, not earlier than 90 days prior to the special meeting and not later than the later of (a) 60 days prior to such special meeting or (b) the tenth day following the day on which public announcement is first made of the date of the special meeting, provided that in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Company at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary of the Company not later than the tenth day following the day on which such public announcement is first made by the Company. To be a qualifying stockholder, the stockholder must be a stockholder of record at the time the notice was delivered to the Secretary of the Company. Each such notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A (or successor provisions) under the Exchange Act, including such person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected; (b) as to any other business that the stockholder desires to be brought before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner and (ii) the class and number of shares of Common Stock which are owned beneficially and of record by such stockholder and such beneficial owner. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. See “Stockholder Nominations for Board Membership and Other Proposals for 2015 Annual Meeting.”

Compensation Committee Interlocks and Insider Participation

     During fiscal year 2013, Terry Hermanson, Paul J. Flaherty and Gennaro J. Fulvio served on the Compensation Committee. No member of the Compensation Committee was, during fiscal year 2013, an officer or employee of the Company or was formerly an officer of the Company. In addition, no member of the Compensation Committee, during fiscal year 2013, had any relationship requiring disclosure by the Company as a related party transaction under Item 404 of Regulation S-K. No executive officer of the Company served on any board of directors or compensation committee of any other company for which any of the Company’s directors served as an executive officer at any time during fiscal year 2013.

Corporate Governance Guidelines

  The Company has adopted a set of Corporate Governance Guidelines, including specifications for director qualification and responsibility, director access to officers and employees, director compensation, director orientation and continuing education and the annual performance evaluation of the Board of Directors.

  Copies of the guidelines can be obtained free of charge from the Company’s website at www.muellerindustries.com or may be requested in print by any shareholder.

Code of Business Conduct and Ethics

  The Company has adopted a Code of Business Conduct and Ethics, which is designed to help officers, directors and employees resolve ethical issues in an increasingly complex business environment. The Code of Business

Conduct and Ethics is applicable to all of the Company’s officers, directors and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions. The Code of Business Conduct and Ethics covers topics, including but not limited to, conflicts of interest, confidentiality of information and compliance with laws and regulations.

  Waivers from the Code of Business Conduct and Ethics are discouraged. Any waivers from the Code of Business Conduct and Ethics that relate to the Company’s directors and executive officers must be approved by the Board of Directors and will be posted on the Company’s website at www.muellerindustries.com.

  Copies of the Code of Business Conduct and Ethics can be obtained free of charge from the Company’s website at www.muellerindustries.com or may be requested in print by any shareholder.

Policies and Procedures for Approval of Related Party Transactions

     Related party transactions may present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its shareholders. Management carefully reviews all proposed related party transactions (if any), other than routine banking transactions, to determine if the transaction is on terms comparable to terms that could be obtained in an arms-length transaction with an unrelated third party. Management reports to the Audit Committee and then to the Board of Directors on all proposed material related party transactions. Upon the presentation of a proposed related party transaction to the Audit Committee or the Board, the related party is excused from participation in discussion and voting on the matter.

Directors’ Attendance at Annual Meetings of Stockholders

     It is the policy of the Company’s Board of Directors to expect that all directors attend annual meetings of stockholders except where the failure to attend is due to unavoidable circumstances or conflicts discussed in advance with the Chairman of the Board. All members of the Board of Directors attended the Company’s 2013 Annual Meeting of Stockholders.

Communication With the Board of Directors

     Any stockholder or interested party who wishes to communicate with the Board of Directors, or specific individual directors, including the non-management directors as a group, may do so by directing a written request addressed to such directors or director in care of the Chairman of the Nominating and Corporate Governance Committee, Mueller Industries, Inc., 8285 Tournament Drive, Suite 150, Memphis, Tennessee 38125. Communication(s) directed to members of the Board who are not non-management directors will be relayed to the intended Board member(s) except to the extent that it is deemed unnecessary or inappropriate to do so pursuant to the procedures established by a majority of the independent directors. Communications directed to non-management directors will be relayed to the intended Board member(s) except to the extent that doing so would be contrary to the instructions of the non-management directors. Any communication so withheld will nevertheless be made available to any non-management director who wishes to review it.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

     This Compensation Discussion and Analysis provides an overview of how our named executive officers were compensated in 2013, as well as how this compensation furthers our established compensation philosophy and objectives.

     We believe in a pay for performance philosophy, such that a material portion of a named executive officer’s compensation is dependent upon both the short-term and long-term strategic and financial performance of the Company, considered in light of general economic and specific Company, industry, and competitive conditions. For 2013, we continued to reward named executive officers in a manner consistent with this philosophy by setting annual incentive targets based on the Company’s achievement of a certain level of operating income. For the long-term component of compensation, we continued to grant equity awards, such that any long-term compensation opportunity will be directly tied to our stock performance.

     New housing starts and commercial construction are important determinants of the Company’s sales and income. Residential construction activity improved in 2012 and the improvement continued in 2013, but is still at levels below long-term historical averages. The private nonresidential construction sector, which includes offices, industrial, health care and retail projects, began showing modest improvement in 2012 after declining each year from 2009 to 2011. However, the pace of the improvement appears to have slowed through the end of 2013. The Company has continued to be solidly profitable despite the recent downturns in many sectors of the economy. In 2013, operating income exceeded incentive targets for most of our businesses. Accordingly, as compared to 2012, non-equity incentive compensation increased for our named executive officers in 2013.

Compensation Policies and Objectives

     In light of our pay for performance philosophy, we have designed our compensation programs for our executive officers to (i) motivate our executive officers to achieve certain strategic and financial goals and reward them for achieving such goals, (ii) align the long-term financial interests of our executive officers with those of our stockholders, (iii) encourage our executive officers to continue their service with the Company, and (iv) provide a means to attract additional talented executive officers when necessary.

Determination of Compensation

     For 2013, compensation for our Chief Executive Officer was determined by our Compensation Committee. For 2013, compensation decisions for our other named executive officers were made by our Compensation Committee after consideration of the recommendations of our Chief Executive Officer. Our Compensation Committee meets at least annually to determine all elements of our named executive officers’ compensation, including base salary, annual incentive compensation, and long-term equity awards. Each element of compensation plays an important role in our compensation program, and we make compensation decisions regarding each element in the context of total compensation with a view to the aggregate value and effect of all other elements.

     In determining the levels of compensation, including the amount of base salary increases from year to year, if any, the target levels of the annual cash incentives and the amounts payable thereby at the end of each year, and the number and type of equity awards to be awarded, we generally do not rely on formulaic guidelines but rather maintain a flexible compensation program that allows us to adapt components and levels of compensation to motivate and reward individual executives within the context of our desire to attain certain strategic and financial goals and control cost. This requires that we consider subjective factors including (i) an executive officer’s performance against corporate objectives in recent years, (ii) the value of the executive officer’s skills and capabilities in supporting the long-term performance of the Company, (iii) performance of each executive officer’s specific management responsibilities, (iv) each executive officer’s contribution as a member of the executive management team, and (v) whether each executive officer’s total compensation potential and structure is sufficient to ensure the retention of the executive officer when considering the compensation potential that may be available elsewhere. As such, we make reasoned subjective determinations about compensation levels.

     In 2013, Mr. Christopher’s compensation was determined based on his successful management of the day-to-day activities of the Company and its subsidiaries, including but not limited to cost containment, manufacturing, purchasing, sales, marketing, distribution, finance, legal, and trade association activities. His incentive compensation was determined by the Company meeting specific adjusted operating income targets, as discussed below under the heading “Annual Incentive Compensation.”

     In 2013, Mr. Martin’s compensation was determined based on his day-today management of corporate accounting, finance, credit, tax, shared services and investor relations. His incentive compensation was determined by the Company meeting specific adjusted operating income targets, as discussed below under the heading “Annual Incentive Compensation.”

     In 2013, Mr. Moss’s compensation was determined based on his successful management of our retail products business, including, but not limited to his expansion of product line offerings, favorable negotiation of supply chain agreements, and sales and marketing activities. His incentive compensation was determined by the Company meeting specific adjusted operating income targets, as discussed below under the heading “Annual Incentive Compensation.”

     In 2013, Mr. Murdock’s compensation was determined based on his successful management of Engineered and HVACR Products, including, but not limited to sales, marketing, manufacturing, engineering, new product development, supply chain, and industry association activities. His incentive compensation was determined by the Company meeting specific adjusted operating income targets, as discussed below under heading “Annual Incentive Compensation.”

     In 2013, Mr. Sigloch’s compensation was determined based on his strategic leadership of the Company’s core activities in brass rod and copper tube manufacturing, and specifically the modernization of the Company’s core businesses which requires unique industry-specific know-how and his management of these businesses including but not limited to sales, marketing, manufacturing, purchasing and trade association activities. His incentive compensation was determined by the Company meeting specific adjusted operating income targets, as discussed below under the heading “Annual Incentive Compensation.”

     In making compensation decisions, our Compensation Committee relies on the members’ general knowledge of our industry, supplemented by advice from our Chief Executive Officer based on his knowledge of our industry in markets in which we participate. From time to time, we conduct informal analyses of compensation practices and our Compensation Committee may review broad-based third-party surveys to obtain a general understanding of current compensation practices.

     At our 2013 Annual Meeting, we held our third annual non-binding stockholder advisory vote on executive compensation. As reported in the Company’s Form 8-K, filed on May 2, 2013, over 97% of shares voted (excluding abstentions and broker non-votes) were in favor of the compensation of our named executive officers as disclosed in the proxy statement for the 2013 Annual Meeting. The Compensation Committee believes that the vote confirms its view that the Company’s compensation programs are centered on a pay for performance philosophy and are appropriate and effective in creating value. Accordingly, the Compensation Committee made no direct changes to the Company’s executive compensation program as a result of the vote. Our Compensation Committee will consider the outcome of this year’s stockholder advisory vote on executive compensation as it makes future compensation decisions.

Elements of Compensation

     Our compensation program for our named executive officers is composed of six elements: (i) base salary, (ii) traditional benefits, (iii) annual incentive compensation, (iv) long-term equity incentive compensation, (v) perquisites, and (vi) for our Chief Executive Officer, post-employment and change-in-control compensation. Each element of compensation plays an important part in our overall compensation policies and objectives.

Base Salary and Traditional Benefits

     We provide base salary and traditional benefits such as group health, disability, and life insurance benefits, as well as matching contributions to our 401(k) plan, as a means of providing a base level of compensation for services performed, to encourage the continued service of our executive officers and to attract additional talented executive officers when necessary. Salaries paid to our named executive officers are set forth in the Summary Compensation Table for 2013. Base salary adjustments are determined by making reasoned subjective determinations about current economic conditions such as general wage inflation as well as the executive’s qualifications, experience, responsibilities, and past performance. For 2013, base salary increases ranged from 1.5% to 22.4% for our named executive officers. These adjustments were effective as of March 25, 2013, for Messrs. Moss, Murdock and Sigloch, and November 4, 2013 for Messrs. Christopher, Martin and Sigloch. The Compensation Committee granted these increases in base salary resulting from the officers’ positive impact on the Company’s performance.

Annual Incentive Compensation

     Each of our named executive officers received annual incentive compensation in 2013, based upon the Company’s actual performance for the period relative to the pre-established targets (as described below) based upon adjusted operating income performance criteria. The Compensation Committee’s intent was for the incentive compensation payable to Messrs. Christopher, Moss, Murdock and Sigloch to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, with awards being made under the Company’s 2011 Annual Bonus Plan.

     For 2013, the Compensation Committee established the performance criteria for the year in January 2013. Specifically, based upon the recommendation of Mr. Christopher, the Compensation Committee established operating income of $124 million (subject to certain adjustments) as the consolidated Company performance target, which applied to Messrs. Christopher, Martin, Moss Murdock and Sigloch. We calculated the awards for our named executive officers by multiplying each named executive officer’s actual base salary paid during the year, by the named executive officer’s incentive grade level factor (as described below), which in turn, was multiplied by a performance factor which was determined based on the level of achievement of the applicable performance criteria in 2013. The performance factor was set at 50% for 80% achievement of the applicable performance criteria, 100% for 100% achievement of the applicable performance criteria and was capped at 200% for Mr. Christopher for 125% achievement of the applicable performance criteria, and capped at 150% for the other named executive officers for 115% achievement of the applicable performance criteria. In the event that performance falls in between achievement levels, the performance factor associated with the lower achievement level would apply. For 2013, the incentive grade level factors for the named executive officers were established at 125% for Mr. Christopher, 75% for Mr. Martin, and 86.25% for Messrs. Moss, Murdock, and Mr. Sigloch. The incentive grade level factor of 86.25% for Messrs. Moss, Murdock, and Mr. Sigloch reflects a blended rate, as each of their incentive grade level factors was increased from 75% to 90% on March 25, 2013. The Compensation Committee approved increases in the incentive grade level factors for each of the named executive officers from 2012 based upon merit and to afford the named executive officers the opportunity to earn annual incentive payments comparable to levels earned prior to the economic recession. As a result of 2013 performance, the annual incentive payments for the named executive officers, which are set forth in the Summary Compensation Table for 2013, equal the following percentages of each named executive officer’s actual base salary paid during 2013: 250% for Mr. Christopher (125% grade level factor times 200% performance factor), 113% for Mr. Martin (75% grade level factor times 150% performance factor), and 129% for the other named executive officers (86.25% grade level factor times 150% performance factor).

Long-Term Equity Incentive Program

     Our long-term equity incentive compensation rewards our named executive officers for achievement of our long-term financial success as measured by our stock price. As such, it aligns the financial interests of our named executive officers with our stockholders and rewards our named executive officers for increased stockholder value. Historically, we have granted restricted stock to our named executive officers, as discussed below. Generally, our equity incentive awards have been granted subject to three- or five-year vesting schedules, which we believe rewards outstanding service by our named executive officers and provides us with an effective mechanism to incentivize our named executive officers to achieve long-term financial success for the Company, to provide a strong retention incentive, and to align the interests of our named executive officers with the long-term interest of our shareholders.

     Long-term equity incentive awards to our named executive officers, other than our Chief Executive Officer, are typically granted annually by our Compensation Committee based on the recommendations of our Chief Executive Officer. Long-term equity incentive awards to our Chief Executive Officer are granted annually based on the determinations of our Compensation Committee. In recent years, it has been the Company’s practice to issue long-term equity incentive awards to certain executives and other employees in late July following release of the Company’s second quarter and six-month operating results. In 2013, consistent with our historical practices, the named executive officers received annual grants in July 2013. In addition to the annual grants, the Compensation Committee determined to grant special restricted stock awards to Messrs. Martin, Moss, Murdock, and Sigloch in November 2013, in recognition of each recipient’s successful completion of their duties and responsibilities and their outstanding service, leadership and commitment to the well-being of the Company. In view of our stock’s performance during the economic recession, the Compensation Committee concluded that restricted stock provided a better method to retain and reward our executives. In determining which named executive officers should receive restricted stock awards during 2013, and the size of these awards, our Compensation Committee made reasoned subjective determinations based upon the performance of the named executive officers, the importance of retaining their services, and their role in helping us attain our long-term goals. There was no set formula for the granting of annual restricted stock awards to individual named executive officers, and the special restricted stock awards for each recipient were granted with respect to a number of shares of restricted stock having a value on the grant date equal to 50% of the recipient’s target annual incentive payment for 2013. In 2013, we granted shares of restricted stock to our named executive officers covering an aggregate of 80,055 shares (on a pre-Stock Split basis). Shares of restricted stock granted to Mr. Christopher in 2013 will vest 20% per year on each of the first five anniversaries of the date of grant, subject to earlier vesting in connection with a change in control or a termination of employment due to death, disability, by us without cause or by Mr. Christopher for good reason. Shares of restricted stock granted to our named executive officers (other than Mr. Christopher) in July 2013 will vest (i) with respect to a portion of the awards (50% for Mr. Martin, 75% for Mr. Moss, 73% for Mr. Murdock and 73% for Mr. Sigloch), 20% per year on each of the first five anniversaries of the date of grant, and (ii) with respect to a portion of the awards (50% for Mr. Martin, 25% for Mr. Moss, 27% for Mr. Murdock and 27% for Mr. Sigloch), 100% on

December 31, 2018, subject in each case to earlier vesting in connection with a change in control or a termination of employment due to death, disability. Shares of restricted stock granted to our named executive officers (other than Mr. Christopher) in November 2013 will vest 100% on December 31, 2018, subject to earlier vesting in connection with a change in control or a termination of employment due to death, disability. The Compensation Committee elected to use a long-term vesting schedule with respect to certain of the awards granted to the named executive officers in 2013 to promote retention. In addition, given the importance of long-term equity incentive awards in our compensation program, the Compensation Committee believed that it was appropriate to provide for accelerated vesting to compensate our executive officers for their contributions to the Company and to provide them with assurance that they will not be disadvantaged with respect to their equity awards in the event of a change in control or an involuntary termination of employment.

Perquisites

     We offer certain perquisites to our named executive officers, which we view as an added element of our executive compensation program designed to attract, retain and reward our named executive officers. The perquisites we provided in fiscal 2013 were as follows: estate and tax planning, certain club memberships, Company incentive trips, personal use of our Company airplane, spousal travel reimbursements, executive physicals and reimbursement of the income tax liabilities associated with certain perquisites. Estate and tax planning is provided to certain named executive officers to complement our various compensation elements for the purpose of ensuring the named executive officers understand the complexity of the long-term equity incentives and are thereby able to maximize the value of such benefits. We provide certain club memberships in part to facilitate networking with and entertainment of our business clients. Because of the nature of such memberships, our named executive officers gain some personal benefits. We offer Company incentive trips to reward top achievers in our organization. We maintain a Company-owned airplane primarily to provide efficient transportation to certain employees and customers for business travel. From time to time, when our plane is not being used for business purposes, we allow certain named executive officers to use the plane for personal travel.

Post-Employment and Change-in-Control Compensation

     We are party to an employment agreement with Mr. Christopher. When entered into, this agreement was thought to be in line with market practice and enabled us to be competitive and retain top talent. As discussed below under the heading “Narrative Disclosure to Summary Compensation Table and Grant of Plan Based Awards Table - Employment Agreement,” the agreement provides that our Chief Executive Officer will be entitled to receive certain severance payments and benefits upon a resignation for “good reason,” a termination without “cause” (as each is defined in the employment agreement), or upon a resignation in connection with a “change in control” (as defined in the employment agreement). We provide this ability to resign following a change in control as an added incentive and reward for Mr. Christopher to remain employed through the consummation of the change in control and to ensure the completion of such event which should ultimately deliver value to our stockholders. Mr. Christopher’s employment agreement had previously provided for a gross-up payment to cover excise taxes imposed by the “golden parachute” regulations under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, however, on February 14, 2013, the Company and Mr. Christopher executed an amendment to Mr. Christopher’s employment agreement, at the request of Mr. Christopher and without any additional consideration, which eliminated the gross-up provisions from his employment agreement. Our employment agreement with Mr. Christopher also provides us with a certain level of protection against competition and solicitation of customers and employees if his employment is terminated. These restrictive covenants exist to protect our business, as Mr. Christopher has longstanding relationships with a number of our customers.

Tax Considerations

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to each of the chief executive officer and the three other highest-paid executive officers (other than the chief financial officer) employed at the end of that company’s fiscal year. Qualifying “performance-based compensation” is not subject to this deduction limitation if certain requirements are met. In May 2011, our stockholders at our Annual Meeting approved the Mueller Industries, Inc. 2011 Annual Bonus Plan, and in May 2009, our stockholders at our Annual Meeting approved the 2009 Stock Incentive Plan. Compensation paid under these plans will qualify as performance-based compensation and thus will be fully deductible by us. We periodically review the potential consequences of Section 162(m) with respect to compensatory elements. In the future we may authorize other compensation payments to our named executive officers that do not comply with the exemptions in Section 162(m) if we judge that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions and/or any specific executive’s particular circumstances. This is consistent with our general compensation policy to remain flexible in order to address business and/or financial challenges as they present themselves.

Compensation Risk Management

     In establishing compensation programs for the Company’s executive officers and non-executive employees, the Compensation Committee and senior management of the Company, respectively, consider the potential effect(s) of such programs on the Company, as well as whether such programs create appropriate incentives. The only component of employee compensation that might pose a risk of having an adverse effect is annual cash incentive compensation, which is intended to incentivize our employees to achieve short-term financial performance objectives, and ties a portion of an employee’s compensation to the achievement of such objectives. While annual cash incentive compensation encourages risk taking on the part of the Company’s employees in their efforts to achieve these objectives, the Company believes that the risk is well managed and the level of risk is acceptable. Moreover, certain senior management members have a substantial portion of their compensation in the form of equity awards that are long-term in nature. We believe this counter balances any motivation to unduly favor excessive short-term risk taking. We also believe that the applicable performance objectives create appropriate incentives for our employees from year-to-year. Risk is further reduced by the fact that annual cash incentives are awarded on a discretionary basis; any known excessive risk taking could result in a reduction or elimination of the annual payment. Furthermore, our Chief Executive Officer and Chief Financial Officer are subject to clawback provisions under the Sarbanes-Oxley Act of 2002.

     For these reasons we believe that our compensation policies and practices are not likely to have a material adverse effect on the Company.

SUMMARY COMPENSATION TABLE FOR 2013

     The following table shows compensation of our principal executive officer, our principal financial officer, our former principal financial officer and other named executive officers for the 2013, 2012, and 2011 fiscal years, as applicable.

					Non-Equity
				Stock	Incentive Plan	All Other
		Salary	Bonus	Awards	Compensation	Compensation		Total
Name and Principal Position	Year	($)	($)	($)(3)	($)	($)		($)
Gregory L. Christopher	2013	748,891	—	1,809,920	1,872,228	126,929	(4)	4,557,968
Chief Executive Officer	2012	723,834	350,000	1,304,170	796,217	107,988		3,282,209
and Director	2011	704,862	—	1,175,210	1,360,383	91,836		3,332,291
Jeffrey A. Martin(1)(2)	2013	243,462	—	431,500	273,894	21,275	(5)	970,131
Chief Financial Officer	2012	198,969	40,000	84,140	131,320	10,000		464,429
Nicholas W. Moss(2)	2013	330,720	—	832,307	426,438	19,463	(6)	1,608,928
President –Global	2012	325,680	40,000	420,700	268,686	31,482		1,086,548
and Retail Business
Douglas J. Murdock(2)	2013	271,620	—	739,929	350,586	27,610	(7)	1,389,745
President – Fabricated	2012	261,112	—	420,700	219,334	40,790		941,936
Products
Steffen Sigloch(2)	2013	275,562	—	750,180	355,955	11,150	(8)	1,392,847
President – Extruded Products	2012	243,212	—	420,700	186,851	105,884		956,647
____________________

(1)	Mr. Martin was appointed to serve as the Company’s Chief Financial Officer effective February 14, 2013. Prior to his appointment, Mr. Martin served as the Company’s interim Chief Financial Officer since October 26, 2012.

(2)	Messrs. Martin, Moss, Murdock and Sigloch were not named executive officers prior to 2012. Accordingly, only compensation information for the first fiscal year in which they became named executive officers is reported in the Summary Compensation Table.

(3)	This column represents the aggregate grant date fair value of awards granted to our named executive officers in 2013, determined under Financial Accounting Standards Board Accounting Standards Codification 718. For information on the valuation assumptions with respect to awards made, refer to Note 12 - Stock-Based Compensation to the Company’s Consolidated Financial Statements filed with its Annual Report on Form 10-K for the fiscal year ended December 28, 2013. The amounts above reflect the Company’s aggregate expense for these awards and do not necessarily correspond to the actual value that will be recognized by the named executive officers.

(4)	Mr. Christopher’s other compensation includes a $10,200 matching contribution to the Company’s 401(k) Plan, $22,685 in restricted stock dividends, club membership, Company incentive trips, reimbursement for Mr. Christopher’s spouse’s travel to Company functions, personal tax and estate planning, and an executive physical, and a $33,624 reimbursement of the income tax liabilities associated with certain perquisites. In addition, Mr. Christopher’s other compensation includes the incremental cost of $36,291 incurred by the Company to operate the Company’s aircraft in connection with Mr. Christopher’s personal use of the aircraft, calculated based on the cost of fuel, crew travel, trip-related maintenance and other similar variable costs. Fixed costs, which do not change based on usage, are excluded as the Company’s aircraft is used predominantly for business purposes.

(5)	Mr. Martin’s other compensation includes a $10,200 matching contribution to the Company’s 401(k) Plan, Company incentive trips, reimbursement for Mr. Martin’s spouse’s travel to Company functions and personal tax and estate planning, and reimbursement of the income tax liabilities associated with certain perquisites.

(6)	Mr. Moss’s other compensation includes a $10,200 matching contribution to the Company’s 401(k) Plan, restricted stock dividends, and personal tax and estate planning.

(7)	Mr. Murdock’s other compensation includes a $10,200 matching contribution to the Company’s 401(k) Plan, restricted stock dividends, other perquisites consisting of club membership, reimbursement for Mr. Murdock’s spouse’s travel to Company functions and personal tax and estate planning, and reimbursement of the income tax liabilities associated with certain perquisites.

(8)	Mr. Sigloch’s other compensation includes a $10,200 matching contribution to the Company’s 401(k) Plan and restricted stock dividends.

2013 GRANTS OF PLAN BASED AWARDS TABLE

     The following table sets forth summary information regarding all grants of plan-based awards made to our named executive officers for the fiscal year ended December 28, 2013.

					All Other
					Stock		Grant
		Estimated Possible Payouts			Awards:		Date Fair
		Under Non-Equity Incentive			Number of		Value of
		Plan Awards (1)			Shares of		Stock
	Grant	Threshold		Maximum	Stock or		Awards
Name	Date	($)	Target ($)	($)	Units (2)		($)
Gregory L. Christopher	—	468,057	936,114	1,872,228	—		—
	7/25/2013	—	—	—	32,000	(3)	1,809,920
Jeffrey A. Martin	—	91,298	182,596	273,894	—		—
	7/25/2013	—	—	—	6,000	(4)	339,360
	11/22/2013	—	—	—	1,510	(5)	92,140
Nicholas W. Moss	—	142,146	284,292	426,438	—		—
	7/25/2013	—	—	—	12,000	(4)	678,720
	11/22/2013	—	—	—	2,517	(5)	153,587
Douglas J. Murdock	—	116,862	233,724	350,586	—		—
	7/25/2013	—	—	—	11,000	(4)	622,160
	11/22/2013	—	—	—	1,930	(5)	117,769
Steffen Sigloch	—	118,652	237,303	355,955	—		—
	7/25/2013	—	—	—	11,000	(4)	622,160
	11/22/2013	—	—	—	2,098	(5)	128,020
____________________

(1)	Represents awards that could have been earned based on performance in 2013. These columns show awards that were possible at the threshold, target and maximum levels of performance for each named executive officer in 2013, determined by multiplying each named executive officer’s actual base salary paid during 2013, by the named executive officer’s incentive grade level factor, and then by a performance factor of 50% for the threshold level (for 80% achievement of the applicable performance criteria), 100% for the target level (for 100% achievement of the applicable performance criteria), capped at 200% for Mr. Christopher for the maximum level (for 125% achievement of the applicable performance criteria) and capped at 150% for the other named executive officers (for 115% achievement of the applicable performance criteria). In the event that achievement of the applicable performance criteria falls in between achievement levels, the performance factor associated with the lower achievement level would apply.

(2)	Amounts reported have not been adjusted to reflect the Stock Split. Pursuant to the provisions of the Company’s equity plans, the number of shares subject to awards will be adjusted in connection with the Stock Split once effectuated.

(3)	Shares of restricted stock will vest 20% per year on each of the first five anniversaries of the date of grant, subject to earlier vesting in connection with a change in control or a termination of employment due to death, disability, by us without cause or by Mr. Christopher for good reason.

(4)	Shares of restricted stock will vest either (i) 20% per year on each of the first five anniversaries of the date of grant, or (ii) 100% on December 31, 2018, subject to earlier vesting in connection with a change in control or a termination of employment due to death or disability.

(5)	Shares of restricted stock will vest 100% on December 31, 2018, subject to earlier vesting in connection with a change in control or a termination of employment due to death or disability.

Narrative Disclosure to Summary Compensation Table and Grant of Plan Based Awards Table

Employment Agreement with Mr. Christopher

     We are party to an amended and restated employment agreement with Gregory L. Christopher, our Chief Executive Officer, dated October 30, 2008, as amended on February 14, 2013. The agreement contains a rolling three-year term, which is automatically extended so that the unexpired term on any date is always three years, unless either party gives written notice of his or its intention not to extend the term. The agreement entitles Mr. Christopher to an annual base salary of $600,000 (to be adjusted upward annually at a rate commensurate with increases granted to other key executives) and discretionary cash incentive compensation in an amount consistent with the executive incentive compensation program which the Company establishes for other key executives. In addition, Mr. Christopher is entitled to receive reimbursement for reasonable business and travel expenses incurred in the performance of his duties and will participate in all bonus, incentive, stock option, pension, disability and health plans and programs and all fringe benefit plans maintained by the Company in which senior executives participate. Mr. Christopher’s employment may be terminated by the Company without cause or by Mr. Christopher for good reason upon appropriate written notice. In either such event, Mr. Christopher will continue to receive his then-current base salary as if his employment had continued for the remainder of the then-current term and annual incentive compensation for the remainder of the then-current term equal to the average incentive compensation for the three calendar years immediately preceding the written notice of termination. In addition, all outstanding unvested

Company stock options then held by Mr. Christopher will immediately vest and become exercisable and Mr. Christopher will continue to participate in our health plans and programs at his expense until he reaches age 65. In addition, we will pay Mr. Christopher an amount equal to the monthly cost of continuation coverage under COBRA until he reaches age 65.

     Mr. Christopher’s employment may be terminated by the Company for cause or by Mr. Christopher without good reason upon appropriate written notice.

     In either such event, Mr. Christopher will only be entitled to receive accrued but unpaid base salary and, only if Mr. Christopher resigns and at the Company’s discretion, a bonus or incentive compensation for the calendar year in which his resignation occurs, and any other compensation and benefits to which Mr.Christopher would otherwise be entitled under the agreement will be forfeited as of the date of termination. Mr. Christopher may resign his employment for any reason following a change in control. In such event, the Company will pay to Mr. Christopher a lump sum amount equal to (i) his then-current base salary multiplied by the number of full and partial years remaining in the term of employment and (ii) his average annual incentive compensation for the three calendar years immediately preceding the date of termination multiplied by the number of full and partial years remaining in the term of employment. In addition, we will pay Mr. Christopher an amount equal to the monthly cost of continuation coverage under COBRA until he reaches age 65, and all outstanding unvested stock options then held by Mr. Christopher shall become immediately exercisable.

     Mr. Christopher’s employment agreement also subjects him to non-competition and non-solicitation covenants during the term of employment and ending on the 12-month anniversary following any termination of employment. Generally, the non-competition covenant prevents Mr. Christopher from engaging in activities that are competitive with the business of the Company in any geographic area in which the Company does business and the non-solicitation covenant prevents Mr. Christopher from soliciting or hiring any person who was a full-time employee of the Company during the 24-month period preceding the termination of his employment. Mr. Christopher’s employment agreement also contains standard confidentiality provisions.

2011 Annual Bonus Plan

          We maintain the 2011 Annual Bonus Plan, which was approved by our stockholders at our Annual Meeting in May 2011. The 2011 Annual Bonus Plan is designed to comply with the performance-based compensation exemption from Section 162(m) of the Code by providing certain employees of the Company with incentive compensation based upon achievement of pre-established performance goals. Our Compensation Committee administers the 2011 Annual Bonus Plan and is empowered to set performance goals and select participants that will be eligible to earn a bonus of incentive compensation based on the attainment of these pre-established performance goals.

2009 Stock Incentive Plan

     We maintain the 2009 Stock Incentive Plan, which was approved by our stockholders at our Annual Meeting in May 2009. Our Compensation Committee administers the 2009 Stock Incentive Plan and is authorized to, among other things, designate participants, grant awards, determine the number of shares of Common Stock to be covered by awards and determine the terms and conditions of any awards, and construe and interpret the 2009 Stock Incentive Plan and related award agreements. The 2009 Stock Incentive Plan reserves 750,000 shares of our Common Stock for issuance, subject to adjustment in the event of any change in the outstanding Common Stock or the capital structure of the Company or any other similar corporate transaction or event.

OUTSTANDING EQUITY AWARDS AT FISCAL 2013 YEAR-END

     The following table sets forth summary information regarding the outstanding equity awards held by our named executive officers as of December 28, 2013.

			Option Awards(1)(2)				Stock Awards(1)
			Number of	Number of			Number of
			Securities	Securities			Shares or	Market Value
			Underlying	Underlying			Units of	of Shares or
			Unexercised	Unexercised	Option		Stock	Units of Stock
			Options	Options	Exercise	Option	That Have	That Have
			(#)	(#)	Price	Expiration	Not Vested	Not Vested
Name	Grant Date		Exercisable	Unexercisable	($)	Date	(#)	($)
Gregory L. Christopher(3)	02/10/2004		6,532	—	20.72	02/10/2014	—	—
	02/23/2005		3,203	—	31.22	02/23/2015	—	—
	07/28/2006		2,853	—	35.05	07/28/2016	—	—
	07/27/2007		2,709	—	36.91	07/27/2017	—	—
	07/25/2008		12,000	—	26.49	07/25/2018	—	—
	07/30/2009		5,298	5,000	23.83	07/30/2019	2,000	125,480
	07/23/2010		6,000	12,000	24.48	07/23/2020	4,000	250,960
	07/28/2011		—	—	—	—	18,600	1,166,964
	07/27/2012		—	—	—	—	24,800	1,555,952
	07/25/2013		—	—	—	—	32,000	2,007,680
Jeffrey A. Martin	02/10/2004		4,668	—	20.72	02/10/2014	—	—
	02/23/2005		3,000	—	31.22	02/23/2015	—	—
	07/28/2006		5,000	—	35.05	07/28/2016	—	—
	07/27/2007		6,000	—	36.91	07/27/2017	—	—
	07/25/2008		6,000	—	26.49	07/25/2018	—	—
	07/30/2009		4,800	1,200	23.83	07/30/2019	—	—
	07/23/2010		3,600	2,400	24.48	07/23/2020	—	—
	07/28/2011	(4)	—	—	—	—	2,000	125,480
	07/27/2012	(4)	—	—	—	—	2,000	125,480
	07/25/2013	(5)	—	—	—	—	6,000	376,440
	11/22/2013	(6)	—	—	—	—	1,510	94,737
Nicholas W. Moss	07/23/2010	(7)	6,000	4,000	24.48	07/23/2020	1,000	62,740
	07/28/2011	(8)	—	—	—	—	4,200	263,508
	07/27/2012	(8)	—	—	—	—	8,000	501,920
	07/25/2013	(5)	—	—	—	—	12,000	752,880
	11/22/2013	(6)	—	—	—	—	2,517	157,917

			Option Awards(1)(2)				Stock Awards(1)
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Douglas J. Murdock	07/25/2008		2,800	—	26.49	07/25/2018	—	—
	07/30/2009	(7)	2,400	2,400	23.83	07/30/2019	600	37,644
	07/23/2010	(7)	3,000	6,000	24.48	07/23/2020	1,200	75,288
	07/28/2011	(8)	—	—	—	—	5,400	338,796
	07/27/2012	(8)	—	—	—	—	8,000	501,920
	07/25/2013	(5)	—	—	—	—	11,000	690,140
	11/22/2013	(6)	—	—	—	—	1,930	121,088
Steffen Sigloch	07/27/2012	(8)	—	—	—	—	8,000	501,920
	07/25/2013	(5)	—	—	—	—	11,000	690,140
	11/22/2013	(6)	—	—	—	—	2,098	131,629
____________________

(1)	The exercise prices and number of shares subject to awards shown in the table have not been adjusted to reflect the Stock Split. Pursuant to the provisions of the Company’s equity plans, the exercise price and number of shares subject to awards will be adjusted in connection with the Stock Split once effectuated.

(2)	The options reflected will vest and become exercisable at the rate of 20% of the underlying Common Stock per year on each of the first five anniversaries of the grant date and will expire on the tenth anniversary of the grant date, subject to earlier vesting in connection with a change in control. In addition, in the event that Mr. Christopher’s employment is terminated by the Company without cause or by Mr. Christopher for good reason, all outstanding unvested Company stock options then held by Mr. Christopher will immediately vest and become exercisable.

(3)	Shares of restricted stock will vest either (i) 20% per year on each of the first five anniversaries of the date of grant or (ii) 50% on each of the second and third anniversaries of the date of grant, subject to earlier vesting in connection with a change in control or a termination of employment due to death, disability, by us without cause or by Mr. Christopher for good reason.

(4)	Shares of restricted stock will vest 50% on the third anniversary of the date of grant, and 25% per year on each of the fourth and fifth anniversaries of the date of grant.

(5)	Shares of restricted stock will vest either (i) 20% per year on each of the first five anniversaries of the date of grant, or (ii) 100% on December 31, 2018, subject to earlier vesting in connection with a change in control or a termination of employment due to death or disability.

(6)	Shares of restricted stock will vest 100% on December 31, 2018, subject to earlier vesting in connection with a change in control or a termination of employment due to death or disability.

(7)	Shares of restricted stock will vest 20% per year on each of the first five anniversaries of the date of grant.

(8)	Shares of restricted stock will vest 20% per year on each of the first five anniversaries of the date of grant, subject to earlier vesting in connection with a change in control or a termination of employment due to death or disability.

2013 OPTION EXERCISES AND STOCK VESTED

     The following table sets forth the value realized by each of our named executive officers as a result of the vesting of restricted stock during the fiscal year ended December 28, 2013. The named executive officers exercised no options during 2013.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Gregory L. Christopher	23,000	1,277,687
Jeffrey A. Martin	—	—
Nicholas W. Moss	5,900	327,996
Douglas J. Murdock	5,000	276,717
Steffen Sigloch	2,000	110,490
____________________

(1)	The amounts shown in the Value Realized on Vesting Column equal the number of shares vested multiplied by the market value of the Company’s stock on the vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT
OR CHANGE OF CONTROL AS OF THE END OF 2013

     Pursuant to the employment agreement with our Chief Executive Officer and the equity award agreements with our other named executive officers, upon a change in control or certain terminations of employment, our named executive officers are entitled to payments of compensation and benefits and/or accelerated vesting of equity awards, in each case as described below. The table below reflects the amount of compensation and benefits payable to each named executive officer in the event of (i) a change in control, (ii) an involuntary termination without cause or a resignation for good reason, and (iii) a termination by reason of death or disability. The named executive officers are not entitled to any payments in connection with a termination for cause or a resignation without good reason, except that Mr. Christopher may resign without good reason following a change in control and collect severance, as described below. The amounts shown assume the applicable triggering event occurred on December 28, 2013, and therefore are estimates of the amounts that would be paid to the named executive officers upon the occurrence of such triggering event.

Name	Triggering Event	Salary & Bonus ($)		Benefits ($)		Accelerated Vesting of Equity Awards ($)		Total ($)
Gregory L. Christopher	Termination Without
	Cause or for Good
	Reason	7,078,828	(1)	239,741	(3)	5,760,731	(4)	13,079,300
	Termination Due to
	Death or Disability	1,872,228	(2)	—		5,107,036	(5)	6,979,264
	Change in Control	7,078,828	(1)	239,741	(3)	5,760,731	(6)	13,079,300
Jeffrey A. Martin	Termination Without
	Cause or for Good
	Reason	—		—		—		—
	Termination Due to
	Death or Disability	—		—		471,177	(5)	471,177
	Change in Control	—		—		609,699	(6)	609,699
Nicholas W. Moss	Termination Without
	Cause or for Good
	Reason	—		—		—		—
	Termination Due to
	Death or Disability	—		—		1,676,225	(5)	1,676,225
	Change in Control	—		—		1,829,265	(6)	1,829,265
Douglas J. Murdock	Termination Without
	Cause or for Good
	Reason	—		—		—		—
	Termination Due to
	Death or Disability	—		—		1,764,876	(5)	1,764,876
	Change in Control	—		—		2,087,832	(6)	2,087,832

Name	Triggering Event	Salary & Bonus ($)	Benefits ($)	Accelerated Vesting of Equity Awards ($)		Total ($)
Steffen Sigloch	Termination Without
	Cause or for Good
	Reason	—	—	—		—
	Termination Due to
	Death or Disability	—	—	1,323,689	(5)	1,323,689
	Change in Control	—	—	1,323,689	(6)	1,323,689
____________________

(1)	Includes the value of base salary continuation and annual incentive compensation equal to the average annual incentive compensation actually paid in the immediately preceding three years for the remainder of the term of the agreement as of December 28, 2013, which is payable on an involuntary termination without cause or a resignation for good reason or a resignation for any reason following a change in control. If Mr. Christopher resigns following a change in control, the amounts will be paid in a lump sum within 30 days following termination.

(2)	Includes the value of a pro-rata bonus for the year of termination. The pro-rata bonus amount listed represents Mr. Christopher’s 2013 bonus paid pursuant to our 2013 annual incentive program.

(3)	Includes the value of continued participation in the Company’s benefit plans following termination of employment until age 65, which is payable on an involuntary termination without cause or a resignation for good reason or a resignation for any reason following a change in control.

(4)	Includes the value of accelerated vesting of unvested shares of restricted stock and unvested stock options as of December 28, 2013, based on a per share value of $62.74.

(5)	Includes the value of accelerated vesting of certain unvested shares of restricted stock as of December 28, 2013, based on a per share value of $62.74. Other than shares of restricted stock granted to Mr. Martin in 2011 and 2012, Mr. Moss in 2010, and Mr. Murdock in 2009 and 2010, unvested shares of restricted stock granted to named executive officers will vest automatically in connection with a termination due to death or disability.

(6)	Includes the value of accelerated vesting of unvested shares of restricted stock and unvested stock options as of December 28, 2013, based on a per share value of $62.74. Other than shares of restricted stock granted to Mr. Martin in 2011 and 2012, Mr. Moss in 2010, and Mr. Murdock in 2009 and 2010, unvested stock options and unvested shares of restricted stock granted to named executive officers will vest automatically in connection with a change in control.

2013 DIRECTOR COMPENSATION

     The table below summarizes the total compensation we paid to our non-employee directors for the fiscal year ended December 28, 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Paul J. Flaherty	74,750	50,200	35,070	160,020
Gennaro J. Fulvio	81,950	50,200	35,070	167,220
Gary S. Gladstein	217,950	50,200	35,070	303,220
Scott J. Goldman	75,950	50,200	35,070	161,220
Terry Hermanson	71,500	50,200	35,070	156,770
____________________

(1)	Represents the aggregate grant date fair value of awards granted to our directors in 2013, determined under Financial Accounting Standards Board Accounting Codification 718. For information on the valuation assumptions with respect to awards made, refer to Note 12 - Stock-Based Compensation to the Company’s Consolidated Financial Statements filed with its Annual Report on Form 10-K for the fiscal year ended December 28, 2013. The amounts above reflect the Company’s aggregate expense for these awards and do not necessarily correspond to the actual value that will be recognized by the directors. As of December 28, 2013, the aggregate number of shares of our Common Stock subject to outstanding options held by our non-employee directors (on a pre-Stock Split basis) was as follows: Mr. Flaherty, 10,000 shares, Mr. Fulvio, 10,000 shares, Mr. Gladstein, 10,000 shares, Mr. Goldman, 4,000 shares, and Mr. Hermanson, 6,000 shares. Each of these directors also held 1,000 shares of non-vested restricted stock (on a pre-Stock Split basis).

     During the 2013 fiscal year, the chairman received an annual fee for serving on the Company’s Board of Directors of $200,000 and the remaining non-employee directors received an annual fee of $56,250. In addition, each director received a fee of $2,000 per Board meeting.

     Prior to June 30, 2013 each director received $750 per Audit Committee meeting attended by such director and after July 1, 2013 $1,200 per Audit Committee meeting attended. Also, each director received $750 per Compensation and Nominating and Corporate Governance Committee meeting attended by such director. In addition, each director received reimbursement for such director’s expenses incurred in connection with any such Board or Committee meeting, and each Committee fee was paid whether or not such committee meeting was held in conjunction with a Board of Directors meeting. The Chairman of the Audit Committee received an annual fee of $6,250 while the Chairman of each of the Compensation and Nominating and Corporate Governance Committees received an annual fee of $3,250.

     In 2013, each non-employee director received a grant of options to purchase 2,000 shares of our Common Stock and were granted 1,000 shares of restricted stock pursuant to our 2009 Stock Incentive Plan. The options were fully vested as of their date of grant and the restricted stock will vest on the first anniversary of the date of grant.

     In 2013, the Company adopted stock ownership guidelines for its non-employee directors recommending that they hold equity interests of the Company (including vested and unvested interests, provided that with respect to options, only vested options that are exercisable within 60 days of the applicable measurement date will be counted) with a value equal to three times the annual cash director fee payable to each such director. The purpose of the stock ownership guidelines is to ensure that directors achieve and maintain a minimum level of stock ownership in order to further the Company’s goal of aligning director economic interests with those of shareholders. All directors are expected to comply with the stock ownership guidelines within five years of being elected to the Board of Directors and current directors should comply as soon as practicable. Director compliance with the stock ownership guidelines is monitored on an ongoing basis by the Company’s General Counsel.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS(1)

     The Audit Committee of the Board of Directors oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by Public Company Accounting Oversight Board’s Rule 3526, and considered the compatibility of non-audit services provided by the independent auditors with the auditor’s independence.

     The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 28, 2013 for filing with the

SEC. The Audit Committee and the Board has re-appointed, subject to shareholder approval, Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 27, 2014.

     The Audit Committee is governed by a formal charter which can be accessed from the Company’s website at www.muellerindustries.com or may be requested in print by any shareholder. The members of the Audit Committee are considered independent because they satisfy the independence requirements for Board members prescribed by the NYSE listing standards and Rule 10A-3 of the Exchange Act.

Gennaro J. Fulvio, Chairman
Gary S. Gladstein
Scott J. Goldman
____________________

(1)	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

     The Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Paul J. Flaherty, Chairman
Gennaro J. Fulvio
Terry Hermanson

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

     Ernst & Young LLP (“EY”) has been reappointed by the Audit Committee to audit and certify the Company’s financial statements for the fiscal year ending December 27, 2014, subject to ratification by the Company’s stockholders. Ratification of the appointment of the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the outstanding shares of the Company present in person or by proxy at the Annual Meeting and entitled to vote thereon. If the appointment of EY is not ratified by the stockholders at the Annual Meeting, the Audit Committee will reconsider its action and will appoint auditors for the 2014 fiscal year without further stockholder action. Further, even if the appointment is ratified by stockholder action, the Audit Committee may at any time in the future in its discretion reconsider the appointment without submitting the matter to a vote of stockholders. It is expected that representatives of EY will be in attendance at the Annual Meeting and will be available to answer questions and to make a statement if they desire to do so.

     The following table sets forth fees for professional services rendered by EY for the audit of the Company’s annual financial statements for each of the two fiscal years ended December 28, 2013 and December 29, 2012 and fees for other services rendered by EY during those periods:

	2013	2012
Audit Fees	$2,483,782	$2,258,213
Audit-Related Fees	24,017	452,405
Tax Fees	382,151	278,767
All Other Fees	2,915	94,501
	$2,892,865	$3,083,886

     Audit Fees consist of fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by EY in connection with statutory filings. Audit Fees also include fees for professional services rendered for the audits of internal control over financial reporting in 2013 and 2012.

     Audit-Related Fees include fees billed for consultation on certain accounting matters.

     Tax Fees include fees billed for tax compliance, tax advice and tax planning matters.

     The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent auditors and management are required periodically to report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. All of the services provided by the independent auditors during fiscal years 2013 and 2012, respectively, under the categories Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees described above were pre-approved.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES FOR THE APPROVAL OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

APPROVAL OF THE COMPENSATION OF THE COMPANY’S
NAMED EXECUTIVE OFFICERS

     In accordance with Section 14A of the Exchange Act, stockholders are being asked to vote on an advisory, non-binding basis, on the compensation of the Company’s named executive officers. This advisory vote gives stockholders another mechanism to convey their views about the Company’s compensation programs and policies.

     The Company’s Compensation Committee is composed of knowledgeable and experienced independent directors, who are committed to regular review and effective oversight of our compensation programs. The Company’s executive compensation program has been designed to motivate the Company’s key employees to achieve the Company’s strategic and financial goals and to support the creation of long-term value for stockholders. The Company’s compensation policies and practices are centered on a pay for performance philosophy and reflect the belief that the Company’s success continues to depend in substantial part upon its ability to attract and retain qualified executive officers. We encourage stockholders to read the Executive Compensation section of this proxy statement, including the Compensation Discussion and Analysis and compensation tables, for a more detailed discussion of the Company’s compensation programs and policies and how they are appropriate and effective in creating value.

     The following resolution will be submitted for a stockholder vote at the Annual Meeting. Although the stockholder vote on executive compensation is not binding on the Board of Directors or the Company, the Company values the views of its stockholders. The Board of Directors and Compensation Committee will review the results of the vote and take them into consideration in addressing future compensation policies and decisions.

     “RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers listed in the 2013 Summary Compensation Table included in the proxy statement for the 2014 Annual Meeting, as such compensation is disclosed pursuant to Item 402 of Regulation S-K in this proxy statement under the section titled “Compensation Discussion and Analysis,” as well as the compensation tables and other narrative executive compensation disclosures thereafter.”

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

APPROVAL OF THE 2014 INCENTIVE PLAN

     The Company seeks stockholder approval of the Mueller Industries, Inc. 2014 Incentive Plan (the “Plan”), which, if approved by our stockholders, will enable the Company to make future stock- and cash-based awards in furtherance of its broader compensation strategy, as discussed below. In addition, the Company is requesting that stockholders approve the performance goals under the Plan so that certain awards under the Plan may qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

     For consistency purposes, all references to shares of the Company’s Common Stock in this Proposal Four are references to the Company’s Common Stock on a post-Stock Split basis unless otherwise noted. Note, however, that references to shares of the Company’s Common Stock elsewhere in this Proxy Statement, including for purposes of the equity-based compensation disclosure contained in the Compensation Discussion and Analysis and related tabular and narrative disclosures, are generally reference to shares of the Company’s Common Stock on a pre-Stock Split basis.

Background

     On February 20, 2014, the Board of Directors adopted the Plan, subject to approval by the Company’s stockholders. If approved, the Plan (discussed in detail below) will become effective as of the date of approval by stockholders. The Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards (including cash-based performance awards) and other stock-based awards (collectively, “awards”) to our current and prospective employees, non-employee members of the Board of Directors, and other service providers. No awards will be granted pursuant to the Plan until it is approved by the Company’s stockholders.

     If the Plan is approved, the Company will be authorized to issue 1,500,000 shares of Common Stock on a post-Stock Split basis (750,000 shares of Common Stock on a pre-Stock Split basis), which represents less than 3% of our outstanding Common Stock (on a fully diluted basis) as of December 28, 2013. The Company’s stockholders have previously approved the Company’s 1994 Non-Employee Director Stock Option Plan (the “1994 Plan”), pursuant to which, as of December 28, 2013, 35,734 post-Stock Split shares, or 17,867 pre-Stock Split shares, remained available for grant, plus the number of shares subject to awards under the 1994 Plan that are ultimately not delivered to participants, and the Company’s 2009 Stock Incentive Plan (the “2009 Plan”), pursuant to which, as of December 28, 2013, 354,440 post-Stock Split shares, or 177,220 pre-Stock Split shares, remained available for grant, plus the number of shares subject to awards under the 2009 Plan that are ultimately not delivered to participants. As of December 28, 2013, there were 12,000 and 867,552 post-Stock Split shares, or 6,000 and 433,776 pre-Stock Split shares, subject to outstanding awards granted under the 1994 Plan and the 2009 Plan, respectively. If the Plan is approved, the 1994 Plan and the 2009 Plan will remain in effect for the purpose of making future grants and for addressing the rights of holders of existing awards granted thereunder, however the shares reserved for use under the 2009 Plan are expected to be fully utilized by 2014. Shares subject to outstanding options under the Company’s 1998 Stock Option Plan (the “1998 Plan”) and the

Company’s 2002 Stock Option Plan (the “2002 Plan”) are not described in this paragraph because no future grants may be made pursuant to the 2002 Plan, and such shares will not be available under the 2009 Plan or the Plan even if those shares are ultimately not delivered to the holders.

     As discussed above in the Compensation Discussion and Analysis, the Compensation Committee expects to continue to make equity award grants on an annual basis. The Board of Directors adopted the Plan because the number of shares currently available for grant under the 2009 Plan is insufficient to support the Company’s desire to compensate its named executive officers and other employees, as well as future employees, with equity-based compensation, which the Company believes has been successful in aligning the interests of employees and the senior management team with those of the stockholders and instrumental in the Company’s ability to attract, motivate and retain team members. Based on a review of the Company’s historical practices, the Board of Directors believes that the amounts available under the Plan will be sufficient to cover equity awards for participants for the next four to five years. In 2011, 2012 and 2013, the number of shares of Common Stock underlying equity awards granted (including stock options and shares of restricted stock) was approximately 326,100, 375,500, and 321,852 post-Stock Split shares, or 163,050, 187,750 and 160,926 pre-Stock Split shares, respectively. The Compensation Committee expects to continue to grant awards under the 2014 Plan consistent with the Company’s historical share utilization rates.

     The Board of Directors believes that the Plan will serve a critical role in attracting and retaining the high caliber employees essential to the Company’s success and in motivating these individuals to enhance our growth and profitability. The Board of Directors also believes that stock ownership by employees provides performance incentives and fosters long-term commitment to our benefit and to the benefit of our stockholders. Therefore, the Board of Directors urges stockholders to approve the Plan.

     In addition, the Company is requesting that stockholders approve the performance goals under the Plan for purposes of Section 162(m) of the Internal Revenue Code so that certain awards granted under the Plan may qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally does not allow public companies to take a federal income tax deduction for compensation in excess of $1 million paid to the chief executive officer or any of the three other highest-paid executive officers (other than the chief financial officer) employed at the end of that company’s fiscal year unless such compensation qualifies as “performance-based compensation.” In general, to qualify as “performance-based compensation,” the material terms of the performance goals under the Plan must be disclosed to, and approved by, the Company’s stockholders, and subsequently re-approved by the Company’s stockholders no later than the first meeting of the Company’s stockholders that occurs in the fifth year following the year the performance goals were last approved by the stockholders.

     If stockholders do not approve the performance goals under the Plan as described above, the Company will not be able to grant awards under the Plan that qualify as performance-based for purposes of Section 162(m) of the Internal Revenue Code, although awards of stock options and stock appreciation rights will continue to qualify as exempt performance-based compensation under Section 162(m) of the Internal Revenue Code even if the stockholders do not approve the performance goals. As a result, the Company may lose a tax deduction for certain years if, and to the extent that, a covered employee receives non-performance based compensation for that year in excess of the $1 million deduction limit. The loss of such tax deductions would likely result in the Company paying more taxes in those years. Accordingly, the Board of Directors believes it is important to have the ability to grant incentive compensation that qualifies as “performance-based” compensation in order to retain the corporate tax deductibility of the payments and urges stockholders to approve the performance goals under the Plan.

     The following is a summary of the material features of the Plan, the complete text of which is attached to this proxy statement as Appendix I.

Purpose

     The Plan is designed to aid in the Company’s ability to attract, retain and motivate qualified individuals to become and remain employees, officers, directors and consultants of the Company, and to promote the creation of long-term value for the Company’s stockholders by aligning the interests of such individuals with those of the stockholders. Given the entrepreneurial culture of the Company, the Compensation Committee and Board of Directors believe that talented employees create a competitive advantage and that recruiting, motivating, and retaining such talented employees requires that such individuals have a vested interest in the long-term success of the business. Accordingly, the Board of Directors has adopted the Plan as a part its broader compensation strategy, which has been and will continue to have a material portion of compensation in the form of long-term incentive opportunities.

Administration

     The Plan will be administered by the Compensation Committee. The Compensation Committee will have the authority to, among other things, designate participants, grant awards, determine the number of shares of Common Stock to be covered by awards and determine the terms and conditions of any awards, and construe and interpret the Plan and related award agreements. The Compensation Committee is also permitted to delegate its authority under the Plan to officers or employees of the Company, although any award granted to any person who is not an employee of the Company or who is subject to Section 16 of the Exchange Act must be expressly approved by the Compensation Committee.

Shares Subject to the Plan

     The Company has authorized 1,500,000 shares of Common Stock on a post-Stock Split basis (750,000 shares of Common Stock on a pre-Stock Split basis) for issuance pursuant to awards under the Plan, which, as of March 11, 2014, had a fair market value of $62.38 per share. As discussed above, this proposed share reserve is based on the Company’s projections of internal share requirements over the next several years to provide competitive and meaningful long-term incentive opportunities to employees of the Company. Awards and the shares authorized under the Plan are subject to adjustment as described below under “Changes in Capital Structure.” If any award granted under the Plan expires or is canceled, forfeited, settled in cash or otherwise terminated without delivery of shares to a participant, the undelivered shares will again become available for awards under the Plan.

     During any time that the Company is subject to Section 162(m) of the Internal Revenue Code, the maximum number of shares of Common Stock subject to options, performance awards or stock appreciation rights that may be granted to any individual in any one year may not exceed 200,000 post-Stock Split shares of Common Stock. Similarly, the maximum value of a performance award that is valued in dollars and that is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code that may be granted to any individual in any one year may not exceed $3,000,000.

Eligibility

     The following individuals will be eligible to participate in the Plan: (i) each employee and officer of the Company or its affiliates, of which there are currently approximately 3,925, (ii) each non-employee director of the Company or its affiliates, of which there are currently 5, (iii) individuals who are not employees or directors of the Company or its affiliates but nonetheless provide substantial services to the Company or its affiliates, and who are designated as eligible by the Compensation Committee, and (iv) prospective employees of the Company or its affiliates, although such individuals may not receive any payment or exercise any rights relating to awards until they have actually commenced employment.

Grants of Awards

     The Compensation Committee may grant awards of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards (including cash-based performance awards), and other stock-based awards.

     Stock Options. The Plan provides for the grant of both incentive stock options, within the meaning of Section 422(b) of the Internal Revenue Code, and non-qualified stock options. A stock option granted under the Plan provides a participant with the right to purchase, within a specified period of time, a stated number of shares of Common Stock at the price specified in the applicable award agreement. The exercise price applicable to a stock option will be set by the Compensation Committee at the time of grant, and to the extent intended to (i) avoid treatment as a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Internal Revenue Code, (ii) qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code or (iii) be an incentive stock option, will not be less than the fair market value of a share of Common Stock on the date of grant. Further, stock options may not be repriced without stockholder approval. Stock options will vest in accordance with the terms of the applicable award agreement. The maximum term of an option granted under the Plan is ten years from the date of grant (or five years in the case of an incentive stock option granted to a 10% stockholder). Payment of the exercise price of an option may be made in cash, Common Stock, pursuant to a broker-assisted cashless exercise in accordance with procedures approved by the Compensation Committee, pursuant to a delivery of a notice of “net exercise,” or in any other form of consideration approved by the Compensation Committee. The Plan provides that participants terminated for “cause” (as such term is defined in the Plan) will forfeit all of their stock options, whether or not vested. In addition, participants terminated by reason of a “qualifying retirement” (as such term is defined in the Plan) will have their stock options continue to vest according to schedule and such options will remain exercisable until they expire. Participants terminated for any other reason will forfeit their unvested options, retain their vested options, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested options. The Plan authorizes the Compensation Committee to provide for different treatment of stock options upon termination than that described above, as determined in its discretion.

     Stock Appreciation Rights. A stock appreciation right is a conditional right to receive an amount equal to the value of the appreciation in the Common Stock over a specified period. Except under extraordinary circumstances, at the sole discretion of the Compensation Committee, or pursuant to the Plan, stock appreciation rights will be settled in shares of Common Stock. The base price applicable to a stock appreciation right will be set by the Compensation Committee at the time of grant, and to the extent intended to avoid treatment as a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Internal Revenue Code or to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, will not be less than the fair market value of a share of Common Stock on the date of grant. The maximum term of a stock appreciation right granted under the Plan is ten years from the date of grant. Upon exercise of a stock appreciation right, payment in respect of such stock appreciation right may be made in cash, Common Stock, or property as specified in the applicable award agreement or as determined by the Compensation Committee, in each case having a value in respect of each share of Common Stock underlying the portion of the stock appreciation right so exercised, equal to the difference between the base price of such stock appreciation right and the fair market value of one share of Common Stock on the exercise date. The Plan provides that participants terminated for “cause” (as such term is defined in the Plan) will forfeit all of their stock appreciation rights, whether or not vested. In addition, participants terminated by reason of a “qualifying retirement” (as such term is defined in the Plan) will have their stock appreciation rights continue to vest according to schedule and such stock appreciation rights will remain exercisable until they expire. Participants terminated for any other reason will forfeit their unvested stock appreciation rights, retain their vested stock appreciation rights, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested stock appreciation rights. The Plan authorizes the Compensation Committee to provide for different treatment of stock appreciation rights upon termination than that described above, as determined in its discretion.

     Restricted Stock. An award of restricted stock is a grant of shares of Common Stock which are subject to limitations on transfer during a restricted period established in the applicable award agreement. Generally speaking, holders of restricted stock will generally have the rights and privileges of a stockholder with respect to their restricted stock. Except as otherwise provided by the Compensation Committee, in the event a participant is terminated for any reason, the vesting with respect to the participant’s restricted stock will cease, and as soon as practicable following the termination, the Company will repurchase all of such participant’s unvested shares of restricted stock at a purchase price equal to the original purchase price paid for the restricted stock, or if the original purchase price is equal to $0, the unvested shares of restricted stock will be forfeited by the participant to the Company for no consideration.

     Restricted Stock Units. The Compensation Committee may award restricted stock units under the Plan, which are notional units representing the right to receive one share of Common Stock (or the cash value of one share of Common Stock) on a specified settlement date. When a participant satisfies the conditions of the restricted stock unit award, which the Compensation Committee will establish in the applicable award agreement, the Company may settle the award in shares, cash or property, as determined by the Compensation Committee in its discretion. Except as otherwise provided by the Compensation Committee, in the event a participant is terminated for any reason, the vesting with respect to the participant’s restricted stock units will cease, each of the participant’s outstanding unvested restricted stock units will be forfeited for no consideration as of the date of such termination, and any shares remaining undelivered with respect to the participant’s vested restricted stock units will be delivered on the delivery date specified in the applicable award agreement.

     Performance Awards. Performance awards (which may be classified as performance shares, performance units or cash awards) represent the right to receive certain amounts based on the achievement of pre-determined performance goals during a designated performance period. The terms of each performance award will be set forth in the applicable award agreement. The Compensation Committee will be responsible for setting the applicable performance goals, which will be limited to specific levels of or increases in one or more of the following: earnings, including net earnings, total earnings, operating earnings, earnings growth, operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); pre-tax income or after-tax income; earnings per share (basic or diluted); operating profit; revenue, revenue growth, or rate of revenue growth; return on assets (gross or net), return on investment, return on capital, return on equity, financial return ratios, or internal rates of return; returns on sales or revenues; operating expenses; stock price appreciation; cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital, working capital turnover; implementation or completion of critical projects or processes; economic value created; balance sheet measurements (including, but not limited to, receivable turnover); cumulative earnings per share growth; operating margin, profit margin, or gross margin; stock price or total stockholder return; cost or expense targets, reductions and savings, productivity and efficiencies; sales or sales growth; economic value added; earnings before interest, taxes, depreciation and amortization; earnings measures/ ratios; inventory turns; financial return ratios; strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures, and similar transactions, and budget comparisons; and personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, the formation of joint ventures, research or development collaborations, and the completion of other corporate transactions. Performance awards which have been earned as a result of the relevant performance goals being achieved may be paid in the form of cash, Common Stock or other awards under the Plan (or some combination thereof). Except as otherwise provided by the Compensation Committee, if a participant is terminated for any reason, the participant will forfeit all performance awards held by such participant.

     Other Stock-Based Awards. The Plan authorizes the Compensation Committee to grant other awards that may be denominated in, payable in, valued in, or otherwise related to shares of Common Stock. Such awards and the terms applicable to such awards will be set forth in award agreements.

     General. All awards granted under the Plan will be subject to incentive compensation clawback and recoupment policies implemented by the Board of Directors from time to time. In addition, the Compensation Committee may opt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by individuals who are non-United States nationals or are primarily employed or providing services outside the United States, and may modify the terms of any awards granted to such participants in a manner deemed by the Compensation Committee to be necessary or appropriate in order that such awards confirm with the laws of the country or countries where such participants are located.

Changes in Capital Structure

     In the event of any change in the outstanding Common Stock or the capital structure of the Company, the declaration of any extraordinary dividend, or any change in applicable laws or circumstances which results or could result in the substantial dilution or enlargement of participants’ rights under the Plan, the Compensation Committee shall adjust the aggregate number of shares of Common Stock which may be granted pursuant to awards, the number of shares of Common Stock covered by outstanding awards under the Plan, and the per-share price of outstanding awards under the Plan.

Corporate Events

     Under the Plan, unless otherwise provided in an award agreement, in the event of a “corporate event” (as defined in the Plan), the Compensation Committee may, in its discretion, provide for any one or more of the following: (i) require that outstanding awards be assumed or substituted in connection with such event, (ii) accelerate the vesting of any outstanding awards upon the consummation of such event (with any awards that vest subject to the achievement of performance criteria generally deemed earned at the target level with respect to any unexpired performance periods), (iii) cancel outstanding awards upon the consummation of such event and provide award holders with the per-share consideration being received by the Company’s stockholders in connection with such event in exchange for their awards (or, with respect to a cash award, the amount payable pursuant to the award), or (iv) replace outstanding awards with a cash incentive program that preserves the value of the replaced awards and contains identical vesting conditions.

Non-Transferability of Awards

     Except as otherwise provided by the Compensation Committee, the Plan provides that awards are generally nontransferable other than by will or the laws of descent and distribution, and that restricted stock is generally nontransferable.

Termination and Amendment

     The Board of Directors or the Compensation Committee may amend or terminate the Plan at any time, except that no amendment may, without stockholder approval, violate the stockholder approval requirements of the national securities exchange on which the Common Stock is principally listed. Unless sooner terminated, the Plan will terminate on the date before the tenth anniversary of the date the Plan is approved by the Company’s stockholders.

Certain U.S. Federal Income Tax Consequences

     The following is a brief discussion of the U.S. federal income tax consequences for awards granted under the Plan. The Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and it is not, nor is it intended to be, qualified under Section 401(a) of the Internal Revenue Code. This discussion is not intended to be exhaustive and, among other things, does not describe state local or foreign taxes consequences, which may be substantially different. Holders of awards under the Plan should consult with their own tax advisors.

     Non-Qualified Stock Options and Stock Appreciation Rights. Except as noted below for corporate “insiders,” with respect to nonqualified stock options and stock appreciation rights, (i) no income is realized by a participant at the time the award is granted; (ii) generally, at exercise, ordinary income is realized by the participant in an amount equal to the difference between the exercise or base price paid for the shares and the fair market value of the shares on the date of exercise, and the participant’s employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (iii) upon a subsequent sale of the stock received on exercise, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held, and no deduction will be allowed to such participant’s employer.

     Incentive Stock Options. No income is realized by a participant upon the grant or exercise of an incentive stock option, however, such participant will generally be required to include the excess of the fair market value of the shares at exercise over the exercise price in his or her alternative minimum taxable income. If shares are issued to a participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to such participant, then (i) upon sale of such shares, any amount realized in excess of the exercise price will be taxed to such participant as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the participant’s employer for federal income tax purposes.

     Except as noted below for corporate “insiders,” if shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, generally (i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares and (ii) the participant’s employer will generally be entitled to deduct such amount for federal income tax purposes. Any further gain (or loss) realized by the participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

     Subject to certain exceptions for disability or death, if an incentive stock option is exercised more than three months following termination of employment, the exercise of the option will generally be taxed as the exercise of a nonqualified stock option.

     Other Stock-Based Awards. The tax effects related to other stock-based awards under the Plan are dependent upon the structure of the particular award.

     Withholding. At the time a participant is required to recognize ordinary compensation income resulting from an award, as described above, such income will be subject to federal and applicable state and local income tax and applicable tax withholding requirements. The Company will deduct or withhold, or require the participant to remit to his or her employer, an amount sufficient to satisfy the minimum federal, state and local and foreign taxes required by law or regulation to be withheld with respect to any taxable event as a result of the Plan.

     Section 162(m). In general, Section 162(m) of the Internal Revenue Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year per person to its chief executive officer and the three other highest-paid executive officers (other than the chief financial officer) employed at the end of that company’s fiscal year, subject to certain exceptions (including an exception for performance-based compensation). The Plan is designed so that stock options and stock appreciation rights qualify for this exemption, and it permits the Compensation Committee to grant other awards designed to qualify for this exemption. The Compensation Committee is authorized to also grant awards that are not qualified under Section 162(m) of the Internal Revenue Code.

     Section 409A. Certain awards under the Plan may be subject to Section 409A of the Internal Revenue Code, which regulates “nonqualified deferred compensation” (as defined in Section 409A). If an award under the Plan (or any other Company plan) that is subject to Section 409A is not administered in compliance with Section 409A, then all compensation under the Plan that is considered “nonqualified deferred compensation” (and awards under any other Company plan that are required pursuant to Section 409A to be aggregated with the award under the Plan) will be taxable to the participant as ordinary income in the year of the violation, or if later, the year in which the compensation subject to the award is no longer subject to a substantial risk of forfeiture. In addition, the participant will be subject to an additional tax equal to 20% of the compensation that is required to be included in income as a result of the violation, plus interest from the date that the compensation subject to the award was required to be included in taxable income.

     Certain Rules Applicable to “Insiders.”As a result of the rules under Section 16(b) of the Exchange Act, depending upon the particular exemption from the provisions of Section 16(b) utilized, “insiders” (as defined in Section 16(b)) may not receive the same tax treatment as set forth above with respect to the grant and/or exercise or settlement of awards. Generally, insiders will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to any particular award. Insiders should check with their own tax advisers to ascertain the appropriate tax treatment for any particular award.

New Plan Benefits

     Because awards to be granted in the future under the Plan are at the discretion of the Compensation Committee, it is not possible to determine the benefits or the amounts received or that will be received under the Plan by eligible participants.

EQUITY COMPENSATION PLAN INFORMATION

     The following table discloses information regarding the securities to be issued and the securities remaining available for issuance under the Company’s stock-based incentive plans as of December 28, 2013 (shares in thousands and reflected on a pre-Stock Split basis). The amounts shown do not include the shares of Common Stock that would be available for issuance under the Plan if this proposal is approved.

	(a)	(b)	(c)
Number of
securities
	Number of		remaining
	securities	Weighted	available for
	to be issued	average	future issuance
	upon exercise	exercise price	under equity
	of outstanding	of outstanding	compensation
	options,	options,	plans (excluding
	warrants, and	warrants, and	securities reflected
Plan category	rights	rights	in column (a))
Equity compensation plans – approved by
security holders	589	$29.34	195 (1)
Equity compensation plans – not approved
by security holders	—	—	—
Total	589	$29.34	195
____________________

(1)	Of the 195 thousand securities remaining available for issuance under the equity compensation plans, 177 thousand are available under the Company’s 2009 Stock Incentive Plan for issuance of restricted stock, stock appreciation rights, or stock options. The remaining securities are available for issuance of stock options to the Board of Directors only pursuant to the Company’s 1994 Non-Employee Director Stock Option Plan.

Proposed Action

     Approval of the Plan proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting by the stockholders present in person or by proxy and entitled to vote thereon.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES FOR THE PROPOSAL TO ADOPT THE 2014 INCENTIVE PLAN.

STOCKHOLDER NOMINATIONS FOR BOARD MEMBERSHIP
AND OTHER PROPOSALS FOR 2015 ANNUAL MEETING

     It is anticipated that the next Annual Meeting after the one scheduled for May 1, 2014 will be held on or about May 7, 2015. The Company’s Bylaws require that, for nominations of directors or other business to be properly brought before an Annual Meeting, written notice of such nomination or proposal for other business must be furnished to the Company. Such notice must contain certain information concerning the nominating or proposing stockholder and information concerning the nominee and must be furnished by the stockholder (who must be entitled to vote at the meeting) to the Secretary of the Company, in the case of the Annual Meeting to be held in 2015, no earlier than December 2, 2014 and no later than January 1, 2015. A copy of the applicable provisions of the Bylaws may be obtained by any stockholder, without charge, upon written request to the Secretary of the Company at the address set forth below.

     In addition to the foregoing, and in accordance with the rules of the SEC, in order for a stockholder proposal, relating to a proper subject, to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the Annual Meeting to be held in 2015, such proposal must be received by the Secretary of the Company by November 19, 2014 in the form required under and subject to the other requirements of the applicable rules of the SEC. If the date of the Annual Meeting to be held in 2015 is changed to a date more than 30 days earlier or later than May 7, 2015, the Company will inform the stockholders in a timely fashion of such change and the date by which proposals of stockholders must be received for inclusion in the proxy materials. Any such proposal should be submitted by certified mail, return receipt requested, or other means, including electronic means, that allow the stockholder to prove the date of delivery.

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

     If any matter not described herein should properly come before the Annual Meeting, the persons named in the proxy will vote the shares represented by them as they deem appropriate. At the date of this Proxy Statement, the Company knew of no other matters which might be presented for stockholder action at the Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE REPORTING

     Based solely upon its review of Forms 3 and 4 received by it and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that (except as set forth below) during 2013 all filing requirements applicable to its officers, directors and ten percent stockholders were complied with:

  On December 30, 2013, Mr. Christopher gifted 250 shares of Common Stock to a school. This transaction was exempt from reporting on Form 4. A Form 5 reporting the transaction was timely filed on January 3, 2014.

  On October 28 and October 29, 2013, Mrs. Franks completed transactions in Common Stock requiring a Form 4 report, but a Form 4 report was not timely filed (a Form 4 reporting the transactions was filed on November 4, 2013).

OTHER INFORMATION

     Consolidated financial statements for the Company are included in the Annual Report to Stockholders for the year ended December 28, 2013 that accompanies this Proxy Statement. These financial statements are also on file with the SEC, 100 F Street, N.E., Washington, D.C. 20549 and with the NYSE. The Company’s SEC filings are also available at the Company’s website at www.muellerindustries.com or the SEC’s website at www.sec.gov.

     A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K AS FILED FOR THE YEAR ENDED DECEMBER 28, 2013 (EXCLUDING EXHIBITS) OR, AS NOTED HEREIN, ANY OF THE COMPANY’S BOARD COMMITTEE CHARTERS, CORPORATE GOVERNANCE GUIDELINES, OR CODE OF ETHICS WILL BE FURNISHED, WITHOUT CHARGE,

BY WRITING TO GARY C. WILKERSON, SECRETARY, MUELLER INDUSTRIES, INC., AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS (8285 TOURNAMENT DRIVE, SUITE 150, MEMPHIS, TENNESSEE 38125). UPON RECEIPT BY WRITING TO THE FOREGOING ADDRESS, THE COMPANY WILL ALSO FURNISH ANY OTHER EXHIBIT OF THE ANNUAL REPORT ON FORM 10-K UPON ADVANCE PAYMENT OF THE REASONABLE OUT-OF-POCKET EXPENSES OF THE COMPANY RELATED TO THE COMPANY’S FURNISHING OF SUCH EXHIBIT.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

     Important Notice Regarding the Availability of Proxy Materials for the 2014 Annual General Meeting to be held on May 1, 2014

The Proxy Statement and Annual Report are available at
HTTP://WWW.PROXYVOTE.COM

     You will need the Control Number included on your proxy card. For the date, time, and location of the Annual General Meeting, please refer to “Solicitation of Proxies.” For information on how to attend and vote in person at the Annual General Meeting, an identification of the matters to be voted upon at the Annual General Meeting and the Board’s recommendations regarding those matters, please refer to “Solicitation of Proxies,” “Election of Directors,” “Appointment of Independent Registered Accounting Firm” and “Approval of the Compensation of the Company’s Named Executive Officers.”

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     The SEC has enacted a rule that allows multiple investors residing at the same address the convenience of receiving a single copy of annual reports, proxy statements, prospectuses and other disclosure documents if they consent to do so. This is known as “Householding.” Please note, if you do not respond, Householding will start 60 days after the mailing of this notice. We will allow Householding only upon certain conditions. Some of those conditions are:

  You agree to or do not object to the Householding of your materials,

  You have the same last name and exact address as another investor(s).

     If these conditions are met, and SEC regulations allow, your household will receive a single copy of annual reports, proxy statements, prospectuses and other disclosure documents.

     You may revoke a prior Householding consent at any time by contacting Broadridge, either by calling toll-free at (800) 542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717. We will remove you from the Householding program within 30 days of receipt of your response, following which you will receive an individual copy of our disclosure document.

By order of the Board of Directors

Gary C. Wilkerson
Corporate Secretary

APPENDIX I

MUELLER INDUSTRIES, INC.
2014 INCENTIVE PLAN

     1. PURPOSE.

     The purpose of the Plan is to assist the Company in attracting, retaining, motivating, and rewarding certain key employees, officers, directors, and consultants of the Company and its Affiliates and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of such individuals with those of such stockholders. The Plan authorizes the award of cash- and Stock-based incentives to Eligible Persons to encourage such persons to expend maximum effort in the creation of stockholder value.

     2. DEFINITIONS.

     For purposes of the Plan, the following terms shall be defined as set forth below:

     (a) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

     (b) “Award” means any Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Award (including any Cash Award), or other Stock-based award granted under the Plan.

     (c) “Award Agreement” means an Option Agreement, a Restricted Stock Agreement, an RSU Agreement, an SAR Agreement, a Performance Award Agreement, or an agreement governing the grant of any other Stock-based Award granted under the Plan.

     (d) “Board” means the Board of Directors of the Company.

     (e) “Cash Award” means a Performance Award representing the right to receive a future cash payment, the payment of which is subject to the achievement of Performance Objectives during a Performance Period.

     (f) “Cause” means, with respect to any Participant and in the absence of an Award Agreement or Participant Agreement otherwise defining Cause, (1) the Participant’s conviction of or indictment for any crime (whether or not involving the Company or its Affiliates) (i) constituting a felony, or (ii) that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant’s duties to the Service Recipient, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business or reputation of the Company or its Affiliates, (2) conduct of the Participant, in connection with his employment or service, that has resulted, or could reasonably be expected to result, an adverse impact on the business or reputation of the Company or its Affiliates, (3) any material violation of the policies of the Company or its Affiliates, including but not limited to those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Company or its Affiliates, or (4) willful neglect in the performance of the Participant’s duties for the Service Recipient or willful or repeated failure or refusal to perform such duties; provided, however, that if, subsequent to the Participant’s termination of employment(whether voluntary or involuntary) without Cause, it is discovered that the Participant’s employment could have been terminated for Cause, such Participant’s employment shall be deemed to have been terminated for Cause. In the event that there is an Award Agreement or Participant Agreement defining Cause, “Cause” shall have the meaning provided in such agreement, and a Termination by the Service Recipient for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such Award Agreement or Participant Agreement are complied with.

     (g) “Change in Control” means:

     (1) a change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission or pursuant to a Non-Control Transaction) whereby any “person” (as defined in Section 3(a)(9) of the Exchange Act) or any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Company or any of its Affiliates, an employee benefit plan sponsored or maintained by the Company or any of its Affiliates (or its related trust), or any underwriter temporarily holding securities pursuant to an offering of such securities, directly or indirectly acquire “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities eligible to vote in the election of the Board (the “Company Voting Securities”);

     (2) the date, within any consecutive twenty-four (24) month period commencing on or after the Effective Date, upon which individuals who constitute the Board as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director subsequent to the Effective Date whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then constituting the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (including but not limited to a consent solicitation) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

     (3) the consummation of a merger, consolidation, share exchange, or similar form of corporate transaction involving the Company or any of its Affiliates that requires the approval of the Company’s stockholders (whether for such transaction or the issuance of securities in the transaction or otherwise) (a “Reorganization”), unless immediately following such Reorganization (i) more than fifty percent (50%) of the total voting power of (A) the corporation resulting from such Reorganization (the “Surviving Company”) or (B) if applicable, the ultimate parent corporation that has, directly or indirectly, beneficial ownership of one hundred percent (100%) of the voting securities of the Surviving Company (the “Parent Company”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among holders thereof immediately prior to the Reorganization, (ii) no person, other than an employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company (or its related trust), is or becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company, or if there is no Parent Company, the Surviving Company, and (iii) at least a majority of the members of the board of directors of the Parent Company, or if there is no Parent Company, the Surviving Company, following the consummation of the Reorganization are members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization (any Reorganization which satisfies all of the criteria specified in (i), (ii), and (iii) above shall be a “Non-Control Transaction”); or

     (4) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” (as defined in Section 3(a)(9) of the Exchange Act) or to any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Company’s Affiliates.

Notwithstanding the foregoing, (x) a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of fifty percent (50%) or more of the Company Voting Securities as a result of an acquisition of Company Voting Securities by the Company that reduces the number of Company Voting Securities outstanding; provided that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then occur, and (y) with respect to the payment of any amount that constitutes a deferral of compensation subject to Section 409A of the Code payable upon a Change in Control, a Change in Control shall not be deemed to have occurred, unless the Change in Control constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A(a)(2)(A)(v) of the Code.

     (h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

     (i) “Committee” means the Board or such other committee consisting of two or more individuals appointed by the Board to administer the Plan and each other individual or committee of individuals designated to exercise authority under the Plan.

     (j) “Company” means Mueller Industries, Inc., a Delaware corporation.

     (k) “Company Voting Securities” has the meaning set forth in 2(g)(1) above.

     (l) “Corporate Event” has the meaning set forth in Section 11(b) below.

     (m) “Data” has the meaning set forth in 21(c) below.

     (n) “Disability” means, in the absence of an Award Agreement or Participant Agreement otherwise defining Disability, the permanent and total disability of such Participant within the meaning of Section 22(e)(3) of the Code. In the event that there is an Award Agreement or Participant Agreement defining Disability, “Disability” shall have the meaning provided in such Award Agreement or Participant Agreement.

     (o) “Disqualifying Disposition” means any disposition (including any sale) of Stock acquired upon the exercise of an Incentive Stock Option made within the period that ends either (i) two years after the date on which the Participant was granted the Incentive Stock Option or (ii) one year after the date upon which the Participant acquired the Stock.

     (p) “Effective Date” means May 1, 2014, which is the date on which the Plan was first approved by the Company’s stockholders.

     (q) “Eligible Person” means (1) each employee and officer of the Company or of any of its Affiliates, including each such employee and officer who may also be a director of the Company or any of its Affiliates, (2) each non-employee director of the Company or any of its Affiliates, (3) each other natural person who provides substantial services to the Company or any of its Affiliates as a consultant or advisor and who is designated as eligible by the Committee, and (4) each natural person who has been offered employment by the Company or any of its Affiliates; provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment or service with the Company or its Affiliates; provided further, however, that (i) with respect to any Award that is intended to qualify as a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code, the term Affiliate as used in this Section 2(q) shall include only those corporations or other entities in the unbroken chain of corporations or other entities beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and (ii) with respect to any Award that is intended to qualify as an Incentive Stock Option, the term “Affiliate” as used in this Section 2(q) shall include only those entities that qualify as a “subsidiary corporation” with respect to the Company within the meaning of Code Section 424(f). An employee on an approved leave of absence may be considered as still in the employ of the Company or its Affiliates for purposes of eligibility for participation in the Plan.

     (r) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules and regulations thereunder and successor provisions and rules and regulations thereto.

     (s) “Expiration Date” means the date upon which the term of an Option or Stock Appreciation Right expires, as determined under Section 5(b) or 8(b) hereof, as applicable.

     (t) “Fair Market Value” means, as of any date when the Stock is listed on one or more national securities exchanges, the mean between the highest and lowest sale prices of the Stock reported on the principal national securities exchange on which such Stock is listed and traded on the date of determination, or if there is no such sale on the date of determination, the mean between the highest and lowest sale prices of the Stock on the most recent date on which such a sale is reported. If the Stock is not listed on a national securities exchange, the Fair Market Value shall mean the amount determined by the Board in good faith, and in a manner consistent with Section 409A of the Code, to be the fair market value per share of Stock.

     (u) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

     (v) “Incumbent Board” shall have the meaning set forth in Section 2(g)(2) hereof.

     (w) “Non-Control Transaction” has the meaning set forth in 2(g)(3) above.

     (x) “Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

     (y) “Option” means a conditional right, granted to a Participant under Section 5 hereof, to purchase Stock at a specified price during a specified time period.

     (z) “Option Agreement” means a written agreement (including an electronic writing to the extent permitted by applicable law) between the Company and a Participant evidencing the terms and conditions of an individual Option grant.

     (aa) “Parent Company” has the meaning set forth in 2(g)(3) above.

     (bb) “Participant” means an Eligible Person who has been granted an Award under the Plan, or if applicable, such other Person who holds an Award.

     (cc) “Participant Agreement” means an employment or services agreement between a Participant and the Service Recipient that describes the terms and conditions of such Participant’s employment or service with the Service Recipient and is effective as of the date of determination.

     (dd) “Performance Award” means an Award granted to a Participant under Section 9 hereof, which Award is subject to the achievement of Performance Objectives during a Performance Period. A Performance Award shall be designated as a “Performance Share,” a “Performance Unit” or a “Cash Award” at the time of grant.

     (ee) “Performance Award Agreement” means a written agreement (including an electronic writing to the extent permitted by applicable law) between the Company and a Participant evidencing the terms and conditions of an individual Performance Award grant.

     (ff) “Performance Objectives” means the performance objectives established pursuant to this Plan for Participants who have received Performance Awards.

     (gg) “Performance Period” means the period designated for the achievement of Performance Objectives.

     (hh) “Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, or other entity.

     (ii) “Plan” means this Mueller Industries, Inc. 2014 Incentive Plan, as amended from time to time.

     (jj) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Treasury Regulation 1.162-27(e)(3) under Section 162(m) of the Code.

     (kk) “Qualifying Committee” has the meaning set forth in Section 3(b) hereof.

     (ll) “Qualified Performance-Based Award” means an Option, Stock Appreciation Right, or Performance Award that is intended to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

     (mm) “Qualifying Retirement” means a Termination by a Participant who has (i) attained age sixty-five (65) and has completed ten (10) or more years of service with the Company or its Affiliates or with any predecessor entity with respect to which the Company recognizes credited years of service or (ii) had such Termination approved by the Board as a Qualifying Retirement under the Plan.

     (nn) “Reorganization” has the meaning set forth in 2(g)(3) above.

     (oo) “Restricted Stock” means Stock granted to a Participant under Section 6 hereof that is subject to certain restrictions and to a risk of forfeiture.

     (pp) “Restricted Stock Agreement” means a written agreement (including an electronic writing to the extent permitted by applicable law) between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock grant.

     (qq) “Restricted Stock Unit” means a notional unit representing the right to receive one share of Stock (or the cash value of one share of Stock, if so determined by the Committee) on a specified settlement date.

     (rr) “RSU Agreement” means a written agreement (including an electronic writing to the extent permitted by applicable law) between the Company and a Participant evidencing the terms and conditions of an individual grant of Restricted Stock Units.

     (ss) “SAR Agreement” means a written agreement (including an electronic writing to the extent permitted by applicable law) between the Company and a Participant evidencing the terms and conditions of an individual grant of Stock Appreciation Rights.

     (tt) “Securities Act” means the Securities Act of 1933, as amended from time to time, including rules and regulations thereunder and successor provisions and rules and regulations thereto.

     (uu) “Service Recipient” means, with respect to a Participant holding a given Award, either the Company or an Affiliate of the Company by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.

     (vv) “Stock” means the Company’s common stock, par value $0.01 per share, and such other securities as may be substituted for such stock pursuant to Section 11 hereof.

     (ww) “Stock Appreciation Right” means a conditional right to receive an amount equal to the value of the appreciation in the Stock over a specified period. Except in the event of extraordinary circumstances, as determined in the sole discretion of the Committee, or pursuant to Section 11(b) below, Stock Appreciation Rights shall be settled in Stock.

     (xx) “Surviving Company” has the meaning set forth in 2(g)(3) above.

     (yy) “Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient; provided, however, that, if so determined by the Committee at the time of any change in status in relation to the Service Recipient (e.g., a Participant ceases to be an employee and begins providing services as a consultant, or vice versa), such change in status will not be deemed a Termination hereunder. Unless otherwise determined by the Committee, in the event that any Service Recipient ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute a Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction. Notwithstanding anything herein to the contrary, a Participant’s change in status in relation to the Service Recipient (for example, a change from employee to consultant) shall not be deemed a Termination hereunder with respect to any Awards constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination unless such change in status constitutes a “separation from service” within the meaning of Section 409A of the Code. Any payments in respect of an Award constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination shall be delayed for such period as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code. On the first business day following the expiration of such period, the Participant shall be paid, in a single lump sum without interest, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule applicable to such Award.

     3. ADMINISTRATION.

     (a) Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (1) select Eligible Persons to become Participants, (2) grant Awards, (3) determine the type, number of shares of Stock subject to, other terms and conditions of, and all other matters relating to, Awards, (4) prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, (5) construe and interpret the Plan and Award Agreements and correct defects, supply omissions, and reconcile inconsistencies therein, (6) suspend the right to exercise Awards during any period that the Committee deems appropriate to comply with applicable securities laws, and thereafter extend the exercise period of an Award by an equivalent period of time, and (7) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Any action of the Committee shall be final, conclusive, and binding on all persons, including, without limitation, the Company, its Affiliates, Eligible Persons, Participants, and beneficiaries of Participants. For the avoidance of doubt, the Board shall have the authority to take all actions under the Plan that the Committee is permitted to take.

     (b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to a Qualified Performance-Based Award or relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, must be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members (a “Qualifying Committee”). Any action authorized by such a Qualifying Committee shall be deemed the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

     (c) Delegation. To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions under the Plan, including, but not limited to, administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted under the Plan to any Eligible Person who is not an employee of the Company or any of its Affiliates (including any non-employee director of the Company or any Affiliate) or to any Eligible Person who is subject to Section 16 of the Exchange Act must be expressly approved by the Committee or Qualifying Committee in accordance with subsection (b) above.

     (d) Section 409A. The Committee shall take into account compliance with Section 409A of the Code in connection with any grant of an Award under the Plan, to the extent applicable.

     4. SHARES AVAILABLE UNDER THE PLAN.

     (a) Number of Shares Available for Delivery. Subject to adjustment as provided in Section 11 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 1,500,000. Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase. Notwithstanding the foregoing, the number of shares of Stock available for issuance hereunder shall not be reduced by shares issued pursuant to Awards issued or assumed in connection with a merger or acquisition as contemplated by NYSE Listed Company Manual Section 303A.08, or other applicable stock exchange rules, and their respective successor rules and listing exchange promulgations.

     (b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double-counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. To the extent that an Award expires or is canceled, forfeited, settled in cash, or otherwise terminated without a delivery to the Participant of the full number of shares to which the Award related, the undelivered shares will again be available for grant. Shares withheld in payment of the exercise price or taxes relating to an Award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan; provided, however, that such shares shall not become available for issuance hereunder if either (1) the applicable shares are withheld or surrendered following the termination of the Plan or (2) at the time the applicable shares are withheld or surrendered, it would constitute a material revision of the Plan subject to stockholder approval under any then-applicable rules of the national securities exchange on which the Stock is listed.

     (c) 162(m) Limitation; Incentive Stock Options.

     (1) Notwithstanding anything to the contrary herein, during any time that the Company is subject to Section 162(m) of the Code, the maximum number of shares of Stock with respect to which Options, Stock Appreciation Rights, and Performance Awards, in each case to the extent intended to qualify as a Qualified Performance-Based Award, may be granted to any individual in any one calendar year shall not exceed 200,000. The maximum value of the aggregate payment that any individual may receive with respect to a Qualified Performance-Based Award that is valued in dollars in respect of any annual Performance Period is $3,000,000, and for any Performance Period in excess of one (1) year, such amount multiplied by a fraction, the numerator of which is the number of months in the Performance Period and the denominator of which is twelve (12). No Qualified Performance-Based Awards may be granted hereunder following the first (1st) meeting of the Company’s stockholder that occurs in the fifth (5th) year following the year in which the Company’s stockholders most recently approved the terms of the Plan for purposes of satisfying the “qualified performance-based compensation” exemption under Section 162(m)(4)(C) of the Code.

     (2) All shares of Stock reserved for issuance hereunder may be issued or transferred upon exercise or settlement of Incentive Stock Options.

     5. OPTIONS.

     (a) General. Certain Options granted under the Plan are intended to qualify as Incentive Stock Options. Options may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate; provided, however, that Incentive Stock Options may be granted only to Eligible

Persons who are employees of the Company or an Affiliate (as such definition is limited pursuant to 2(q) above) of the Company. The provisions of separate Options shall be set forth in separate Option Agreements, which agreements need not be identical.

     (b) Term. The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.

     (c) Exercise Price. The exercise price per share of Stock for each Option shall be set by the Committee at the time of grant; provided, however, that if an Option is intended to qualify as either (1) a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code, (2) a Qualified Performance-Based Award, or (3) an Incentive Stock Option, then in each case the applicable exercise price shall not be less than the Fair Market Value on the date of grant, subject to subsection (g) below in the case of any Incentive Stock Option.

     (d) Payment for Stock. Payment for shares of Stock acquired pursuant to Options granted hereunder shall be made in full upon exercise of an Option (1) in immediately available funds in United States dollars, or by certified or bank cashier’s check, (2) by delivery of shares of Stock having a value equal to the exercise price, (3) by a broker-assisted cashless exercise in accordance with procedures approved by the Committee, whereby payment of the Option exercise price or tax withholding obligations may be satisfied, in whole or in part, with shares of Stock subject to the Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell shares of Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations, or (4) by any other means approved by the Committee (including, by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of shares of Stock underlying the Option so exercised reduced by the number of shares of Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise). Anything herein to the contrary notwithstanding, if the Committee determines that any form of payment available hereunder would be in violation of Section 402 of the Sarbanes-Oxley Act of 2002, such form of payment shall not be available.

     (e) Vesting. Options shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an Option Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Option at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires.

     (f) Termination of Employment or Service. Except as provided by the Committee in an Option Agreement or otherwise:

     (1) In the event of a Participant’s Termination for any reason other than (i) by the Service Recipient for Cause, (ii) by reason of the Participant’s death or Disability, or (iii) by reason of a Qualifying Retirement, (A) all vesting with respect to such Participant’s outstanding Options shall cease, (B) each of such Participant’s outstanding unvested Options shall expire as of the date of such Termination, and (C) each of such Participant’s outstanding vested Options shall remain exercisable until the earlier of the applicable Expiration Date and the date that is ninety (90) days after the date of such Termination.

     (2) In the event of a Participant’s Termination by reason of such Participant’s death or Disability, (i) all vesting with respect to such Participant’s outstanding Options shall cease, (ii) each of such Participant’s outstanding unvested Options shall expire as of the date of such Termination, and (iii) each of such Participant’s outstanding vested Options shall remain exercisable until the earlier of the applicable Expiration Date and the date that is twelve (12) months after the date of such Termination. In the event of a Participant’s death, such Participant’s Options shall remain exercisable by the person or persons to whom a Participant’s rights under the Options pass by will or by the applicable laws of descent and distribution until their expiration, but only to the extent that the Options were vested by such Participant at the time of such Termination.

     (3) In the event of a Participant’s Termination by the Service Recipient for Cause, all of such Participant’s outstanding Options (whether or not vested) shall immediately expire as of the date of such Termination.

     (4) In the event of a Participant’s Termination by reason of a Qualifying Retirement, (i) each of such Participant’s outstanding Options shall continue to vest in accordance with their original vesting schedule as if no such Termination had occurred, and (ii) each of such Options shall remain exercisable until the applicable Expiration Date.

     (g) Special Provisions Applicable to Incentive Stock Options.

     (1) No Incentive Stock Option may be granted to any Eligible Person who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such Incentive Stock Option (i) has an exercise price of at least one hundred ten percent (110%) of the Fair Market Value on the date of the grant of such Option and (ii) cannot be exercised more than five (5) years after the date it is granted.

     (2) To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

     (3) Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option.

     6. RESTRICTED STOCK.

     (a) General. Restricted Stock may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Awards of Restricted Stock shall be set forth in separate Restricted Stock Agreements, which agreements need not be identical. Subject to the restrictions set forth in Section 6(b), and except as otherwise set forth in the applicable Restricted Stock Agreement, the Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. Unless otherwise set forth in a Participant’s Restricted Stock Agreement, cash dividends and stock dividends, if any, with respect to the

Restricted Stock shall be withheld by the Company for the Participant’s account, and shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which such dividends relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.

     (b) Vesting and Restrictions on Transfer. Restricted Stock shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a Restricted Stock Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Award of Restricted Stock at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of an Award of Restricted Stock shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. In addition to any other restrictions set forth in a Participant’s Restricted Stock Agreement, until such time as the Restricted Stock has vested pursuant to the terms of the Restricted Stock Agreement, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock.

     (c) Termination of Employment or Service. Except as provided by the Committee in a Restricted Stock Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock has vested, (1) all vesting with respect to such Participant’s Restricted Stock shall cease, and (2) as soon as practicable following such Termination, the Company shall repurchase from the Participant, and the Participant shall sell, all of such Participant’s unvested shares of Restricted Stock at a purchase price equal to the original purchase price paid for the Restricted Stock, or if the original purchase price is equal to zero dollars ($0), such unvested shares of Restricted Stock shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.

     7. RESTRICTED STOCK UNITS.

     (a) General. Restricted Stock Units may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Restricted Stock Units shall be set forth in separate RSU Agreements, which agreements need not be identical.

     (b) Vesting. Restricted Stock Units shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an RSU Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Restricted Stock Unit at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Restricted Stock Unit shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason.

     (c) Delivery of Stock. Restricted Stock Units shall be subject to a deferral period as set forth in the applicable RSU Agreement, which may or may not coincide with the vesting period, as determined by the Committee in its discretion. Delivery of Stock, cash, or property, as determined by the Committee, will occur upon a specified delivery date or dates upon the expiration of the deferral period specified for the Restricted Stock Units in the RSU Agreement. Unless otherwise set forth in a Participant’s RSU Agreement, a Participant shall not be entitled to dividends, if any, with respect to Restricted Stock Units prior to the actual delivery of shares of Stock.

     (d) Termination of Employment or Service. Except as provided by the Committee in an RSU Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock Units have been settled, (1) all vesting with respect to such Participant’s Restricted Stock Units shall cease, (2) each of such Participant’s outstanding unvested Restricted Stock Units shall be forfeited for no consideration as of the date of such Termination, and (3) any shares remaining undelivered with respect to vested Restricted Stock Units then held by such Participant shall be delivered on the delivery date or dates specified in the RSU Agreement.

     8. STOCK APPRECIATION RIGHTS.

     (a) General. Stock Appreciation Rights may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Stock Appreciation Rights shall be set forth in separate SAR Agreements, which agreements need not be identical.

     (b) Term. The term of each Stock Appreciation Right shall be set by the Committee at the time of grant; provided, however, that no Stock Appreciation Right granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.

     (c) Base Price. The base price per share of Stock for each Stock Appreciation Right shall be set by the Committee at the time of grant; provided, however, that if a Stock Appreciation Right is intended to qualify as either (1) a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code or (2) a Qualified Performance-Based Award, then in each case the applicable base price shall not be less than the Fair Market Value on the date of grant.

     (d) Vesting. Stock Appreciation Rights shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a SAR Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Stock Appreciation Right at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Stock Appreciation Right shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. If a Stock Appreciation Right is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Stock Appreciation Right expires.

     (e) Payment upon Exercise. Payment upon exercise of a Stock Appreciation Right may be made in cash, Stock, or property as specified in the SAR Agreement or determined by the Committee, in each case having a value in respect of each share of Stock underlying the portion of the Stock Appreciation Right so exercised, equal to the difference between the base price of such Stock Appreciation Right and the Fair Market Value of one (1) share of Stock on the exercise date. For purposes of clarity, each share of Stock to be issued in settlement of a Stock Appreciation Right is deemed to have a value equal to the Fair Market Value of one (1) share of Stock on the exercise date. In no event shall fractional shares be issuable upon the exercise of a Stock Appreciation Right, and in the event that fractional shares would otherwise be issuable, the number of shares issuable will be rounded down to the next lower whole number of shares, and the Participant will be entitled to receive a cash payment equal to the value of such fractional share.

     (f) Termination of Employment or Service. Except as provided by the Committee in a SAR Agreement or otherwise:

     (1) In the event of a Participant’s Termination for any reason other than (i) by the Service Recipient for Cause, (ii) by reason of the Participant’s death or Disability, or (iii) by reason of a Qualifying Retirement, (A) all vesting with respect to such Participant’s outstanding Stock Appreciation Rights shall cease, (B) each of such Participant’s outstanding unvested Stock Appreciation Rights shall expire as of the date of such Termination, and (C) each of such Participant’s outstanding vested Stock Appreciation Rights shall remain exercisable until the earlier of the applicable Expiration Date and the date that is ninety (90) days after the date of such Termination.

     (2) In the event of a Participant’s Termination by reason of such Participant’s death or Disability, (i) all vesting with respect to such Participant’s outstanding Stock Appreciation Rights shall cease, (ii) each of such Participant’s outstanding unvested Stock Appreciation Rights shall expire as of the date of such Termination, and (iii) each of such Participant’s outstanding vested Stock Appreciation Rights shall remain exercisable until the earlier of the applicable Expiration Date and the date that is twelve (12) months after the date of such Termination. In the event of a Participant’s death, such Participant’s Stock Appreciation Rights shall remain exercisable by the person or persons to whom a Participant’s rights under the Stock Appreciation Rights pass by will or by the applicable laws of descent and distribution until their expiration, but only to the extent that the Stock Appreciation Rights were vested by such Participant at the time of such Termination.

     (3) In the event of a Participant’s Termination by the Service Recipient for Cause, all of such Participant’s outstanding Stock Appreciation Rights (whether or not vested) shall immediately expire as of the date of such Termination.

     (4) In the event of a Participant’s Termination by reason of a Qualifying Retirement, (i) each of such Participant’s outstanding Stock Appreciation Rights shall continue to vest in accordance with their original vesting schedule as if no such Termination had occurred, and (ii) each of such Stock Appreciation Rights shall remain exercisable until the applicable Expiration Date.

     9. PERFORMANCE AWARDS.

     (a) General. Performance Awards may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Performance Awards, including the determination of the Committee with respect to the form of payout of Performance Awards, shall be set forth in separate Performance Award Agreements, which agreements need not be identical.

     (b) Value of Performance Awards. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of the Stock on the date of grant. Each Performance Award Agreement in respect of any Cash Award shall specify the dollar amount payable under the Cash Award, which may include a target, threshold or maximum amount payable, and any formula for determining such. In addition to any other non-performance terms included in the Performance Award Agreement, the Committee shall set the applicable Performance Objectives in its discretion, which objectives, depending on the extent to which they are met, will determine the value and number of Performance Units or Performance Shares, or the value of the Cash Award, as the case may be, that will be paid out to the Participant. With respect to Qualified Performance-Based Awards, the Committee shall establish the applicable Performance Objectives in writing not later than ninety (90) days after the commencement of the Performance Period or, if earlier, the date as of which twenty-five percent (25%) of the Performance Period has elapsed.

     (c) Earning of Performance Awards. Upon the expiration of the applicable Performance Period or other non-performance-based vesting period, if longer, the holder of a Performance Award shall be entitled to receive the following payouts: (1) if the holder holds Performance Units or Performance Shares, payout on the value and number of the applicable Performance Units or Performance Shares earned by the Participant over the Performance Period, or (2) if the holder holds a Cash Award, payout on the value of the Cash Award earned by the Participant over the Performance Period, in any case, to be determined as a function of the extent to which the corresponding Performance Objectives have been achieved and any other non-performance-based terms met. No payment shall be made with respect to a Qualified Performance-Based Award prior to certification by the Committee that the Performance Objectives have been attained.

     (d) Form and Timing of Payment of Performance Awards. Payment of earned Performance Awards shall be as determined by the Committee and as evidenced in the Performance Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, Stock, or other Awards (or in a combination thereof) equal to the value of the earned Performance Units or Performance Shares, as the case may be, at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Unless otherwise determined by the Committee, earned Cash Awards shall be paid in cash. Any cash, Stock, or other Awards issued in connection with a Performance Award may be issued subject to any restrictions deemed appropriate by the Committee.

     (e) Termination of Employment or Service. Except as provided by the Committee in a Performance Award Agreement or otherwise, if, prior to the time that the applicable Performance Period has expired, a Participant undergoes a Termination for any reason, all of such Participant’s Performance Awards shall be forfeited by the Participant to the Company for no consideration.

     (f) Performance Objectives.

     (1) Each Performance Award shall specify the Performance Objectives that must be achieved before such Award shall become earned. The Company may also specify a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

     (2) Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of an individual Participant, the specific Service Recipient, or a division, department, or function within the Company or the Service Recipient. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by comparison to a group of peer companies or to a financial market index. With respect to Qualified Performance-Based Awards, Performance Objectives shall be limited to specified levels of or increases in one or more of the following: (i) earnings, including net earnings, total earnings, operating earnings, earnings growth, operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth, or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, return on equity, financial return ratios, or internal rates of return; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital, working capital turnover; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) balance sheet measurements (including, but not limited to, receivable turnover); (xiv) cumulative earnings per share growth; (xv) operating margin, profit margin, or gross margin; (xvi) stock price or total stockholder return; (xvii) cost or expense targets, reductions and savings, productivity and efficiencies; (xviii) sales or sales growth; (xix) economic value added; (xx) earnings before interest, taxes, depreciation and amortization; (xxi) earnings measures/ratios; (xxii) inventory turns; (xxiii) financial return ratios; (xxiv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures, and similar transactions, and budget comparisons; and (xxv) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, the formation of joint ventures, research or development collaborations, and the completion of other corporate transactions.

     (3) The Committee shall adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the applicable date of grant of a Performance Award that are unrelated to the performance of the Company or Participant and result in a distortion of the Performance Objectives or the related minimum acceptable level of achievement. Potential transactions or events giving rise to adjustment include, but are not limited to, (i) restructurings, discontinued operations, extraordinary items or events, and other unusual or nonrecurring charges; (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; and (iii) a change in tax law or accounting standards required by generally accepted accounting principles. Notwithstanding the foregoing, except as otherwise determined by the Committee, no adjustment shall be made if the effect would be to cause a Qualified Performance-Based Award to fail to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. In addition, with respect to Qualified Performance-Based Awards, the Committee may, in its discretion, reduce or eliminate the amount payable to any Participant pursuant thereto, in each case based upon such factors as the Committee may deem relevant, but shall not increase the amount payable to any Participant pursuant thereto for any Performance Period.

     10. OTHER STOCK-BASED AWARDS.

     The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to Stock, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee may also grant Stock as a bonus (whether or not subject to any vesting requirements or other restrictions on transfer), and may grant other awards in lieu of obligations of the Company or an Affiliate to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee. The terms and conditions applicable to such Awards shall be determined by the Committee and evidenced by Award Agreements, which agreements need not be identical.

     11. ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.

     (a) Capitalization Adjustments. The aggregate number of shares of Stock that may be granted or purchased pursuant to Awards (as set forth in Section 4 above), the number of shares of Stock covered by each outstanding Award, and the price per share of Stock underlying each such Award shall be equitably and proportionally adjusted or substituted, as determined by the Committee, as to the number, price, or kind of a share of Stock or other consideration subject to such Awards (1) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award (including any Corporate Event); (2) in connection with any extraordinary dividend declared and paid in respect of shares of Stock, whether payable in the form of cash, stock, or any other form of consideration; or (3) in the event of any change in applicable laws or circumstances that results in or could result in, in either case, as determined by the Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants in the Plan.

     (b) Corporate Events. Notwithstanding the foregoing, except as provided by the Committee in an Award Agreement or otherwise, in connection with (i) a merger, amalgamation, or consolidation involving the Company in which the Company is not the surviving corporation, (ii) a merger, amalgamation, or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation or other property or cash, (iii) a Change in Control, or (iv) the reorganization or liquidation of the Company (each, a “Corporate Event”), the Committee may, in its discretion, provide for any one or more of the following:

     (1) The assumption or substitution of any or all Awards in connection with such Corporate Event, in which case the Awards shall be subject to the adjustment set forth in subsection (a) above, and to the extent that such Awards are Performance Awards or other Awards that vest subject to the achievement of Performance Objectives or similar performance criteria, such Performance Objectives or similar performance criteria shall be adjusted appropriately to reflect the Corporate Event;

     (2) The acceleration of vesting of any or all Awards, subject to the consummation of such Corporate Event, with any Performance Awards or other Awards that vest subject to the achievement of Performance Objectives or similar performance criteria deemed earned at the target level (or if no target is specified, the maximum level) with respect to all unexpired Performance Periods;

     (3) The cancellation of any or all Awards (whether vested or unvested) as of the consummation of such Corporate Event, together with the payment to the Participants holding vested Awards (including any Awards that would vest upon the Corporate Event but for such cancellation) so canceled of an amount in respect of cancellation equal to the amount payable pursuant to any Cash Award or, with respect to other Awards, an amount based upon the per-share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Options, Stock Appreciation Rights, and other Awards subject to exercise, the applicable exercise or base price; provided, however, that holders of Options, Stock Appreciation Rights, and other Awards subject to exercise shall be entitled to consideration in respect of cancellation of such Awards only if the per-share consideration less the applicable exercise or base price is greater than zero dollars ($0), and to the extent that the per-share consideration is less than or equal to the applicable exercise or base price, such Awards shall be canceled for no consideration; and

     (4) The replacement of any or all Awards (other than Awards that are intended to qualify as “stock rights” that do not provide for a “deferral of compensation” within the meaning of Section 409A of the Code) with a cash incentive program that preserves the value of the Awards so replaced (determined as of the consummation of the Corporate Event), with subsequent payment of cash incentives subject to the same vesting conditions as applicable to the Awards so replaced and payment to be made within thirty (30) days of the applicable vesting date.

Payments to holders pursuant to paragraph (3) above shall be made in cash or, in the sole discretion of the Committee and to the extent applicable, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or a combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time (less any applicable exercise or base price). In addition, in connection with any Corporate Event, prior to any payment or adjustment contemplated under this subsection (b), the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his Awards, (B) bear such Participant’s pro-rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Stock, and (C) deliver customary transfer documentation as reasonably determined by the Committee.

     (c) Fractional Shares. Any adjustment provided under this Section 11 may, in the Committee’s discretion, provide for the elimination of any fractional share that might otherwise become subject to an Award.

     12. USE OF PROCEEDS.

     The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

     13. RIGHTS AND PRIVILEGES AS A STOCKHOLDER.

     Except as otherwise specifically provided in the Plan, no person shall be entitled to the rights and privileges of Stock ownership in respect of shares of Stock that are subject to Awards hereunder until such shares have been issued to that person.

     14. TRANSFERABILITY OF AWARDS.

     Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution, and to the extent subject to exercise, Awards may not be exercised during the lifetime of the grantee other than by the grantee. Notwithstanding the foregoing, except with respect to Incentive Stock Options, Awards and a Participant’s rights under the Plan shall be transferable for no value to the extent provided in an Award Agreement or otherwise determined at any time by the Committee.

     15. EMPLOYMENT OR SERVICE RIGHTS.

     No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for the grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company.

     16. COMPLIANCE WITH LAWS.

     The obligation of the Company to deliver Stock upon vesting, exercise, or settlement of any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award unless such shares have been properly registered for sale with the Securities and Exchange Commission pursuant to the Securities Act or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock to be issued upon exercise or settlement of Awards. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

     17. WITHHOLDING OBLIGATIONS.

     As a condition to the vesting, exercise, or settlement of any Award (or upon the making of an election under Section 83(b) of the Code), the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the minimum amount of all federal, state, and local income and other taxes of any kind required or permitted to be withheld in connection with such vesting, exercise, or settlement (or election). The Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements, and such shares shall be valued at their Fair Market Value as of the vesting, exercise, or settlement date of the Award, as applicable; provided, however, that the aggregate Fair Market Value of the number of shares of Stock that may be used to satisfy tax withholding requirements may not exceed the minimum statutorily required withholding amount with respect to such Award.

     18. AMENDMENT OF THE PLAN OR AWARDS.

     (a) Amendment of Plan. The Board or the Committee may amend the Plan at any time and from time to time.

     (b) Amendment of Awards. The Board or the Committee may amend the terms of any one or more Awards at any time and from time to time.

     (c) Stockholder Approval; No Material Impairment. Notwithstanding anything herein to the contrary, no amendment to the Plan or any Award shall be effective without stockholder approval to the extent that such approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which the Stock is listed. Additionally, no amendment to the Plan or any Award shall materially impair a Participant’s rights under any Award unless the Participant consents in writing (it being understood that no action taken by the Board or the Committee that is expressly permitted under the Plan, including, without limitation, any actions described in Section 11 hereof, shall constitute an amendment to the Plan or an Award for such purpose). Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Participant’s consent, the Board or the Committee may amend the terms of the Plan or any one or more Awards from time to time as necessary to bring such Awards into compliance with applicable law, including, without limitation, Section 409A of the Code.

     (d) No Repricing of Awards Without Stockholder Approval. Notwithstanding subsection (a) or (b) above, or any other provision of the Plan, the repricing of Awards shall not be permitted without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (1) changing the terms of an Award to lower its exercise or base price (other than on account of capital adjustments resulting from share splits, etc., as described in Section 11(a)), (2) any other action that is treated as a repricing under generally accepted accounting principles, and (3) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise or base price is greater than the Fair Market Value of the underlying Stock, unless the cancellation and exchange occurs in connection with an event set forth in Section 11(b).

     19. TERMINATION OR SUSPENSION OF THE PLAN.

     The Board or the Committee may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the Effective Date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated; provided, however, that following any suspension or termination of the Plan, the Plan shall remain in effect for the purpose of governing all Awards then outstanding hereunder until such time as all Awards under the Plan have been terminated, forfeited, or otherwise canceled, or earned, exercised, settled, or otherwise paid out, in accordance with their terms.

     20. EFFECTIVE DATE OF THE PLAN.

     The Plan is effective as of the Effective Date, subject to stockholder approval.

     21. MISCELLANEOUS.

     (a) Certificates. Stock acquired pursuant to Awards granted under the Plan may be evidenced in such a manner as the Committee shall determine. If certificates representing Stock are registered in the name of the Participant, the Committee may require that (1) such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Stock, (2) the Company retain physical possession of the certificates, and (3) the Participant deliver a stock power to the Company, endorsed in blank, relating to the Stock. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the Stock shall be held in book-entry form rather than delivered to the Participant pending the release of any applicable restrictions.

     (b) Clawback/Recoupment Policy. Notwithstanding anything contained herein to the contrary, all Awards granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant.

     (c) Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this section by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing,administering, and managing the Plan and Awards and the Participant’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

     (d) Participants Outside of the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed or providing services, or so that the value and other benefits of the Award to the Participant, as affected by non–United States tax laws and other restrictions applicable as a result of the Participant’s residence, employment, or providing services abroad, shall be comparable to the value of such Award to a Participant who is a resident, or is primarily employed or providing services, in the United States. An Award may be modified under this Section 21(d) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are non–United States nationals or are primarily employed or providing services outside the United States.

     (e) No Liability of Committee Members. Neither any member of the Committee nor any of the Committee’s permitted delegates shall be liable personally by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against all costs and expenses (including counsel fees) and liabilities (including sums paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such person’s own fraud or willful misconduct; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate or articles of incorporation or bylaws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     (f) Payments Following Accidents or Illness. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

     (g) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of laws thereof.

     (h) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be required to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees and service providers under general law.

     (i) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting, or failing to act, and shall not be liable for having so relied, acted, or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any Person or Persons other than such member.

     (j) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

*     *     *

MUELLER INDUSTRIES, INC. ATTN: GARY WILKERSON 8285 TOURNAMENT DRIVE-STE. 150 MEMPHIS, TN 38125
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For	Withhold	For All
	All	All	Except
The Board of Directors recommends you vote FOR the following:
	☐	☐	☐

1.	Election of Directors
Nominees

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

01	Gregory L. Christopher	02	Paul J. Flaherty	03	Gennaro J. Fulvio	04	Gary S. Gladstein	05	Scott J. Goldman
06	Terry Hermanson

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.									For	Against	Abstain

2 Approve the appointment of Ernst & Young LLP as independent auditors of the Company.									☐	☐	☐

3 To approve, on an advisory basis by non-binding vote, executive compensation.									☐	☐	☐

4 To approve adoption of the Company's 2014 Incentive Plan.									☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, AND "FOR" PROPOSAL 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

MUELLER INDUSTRIES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 1, 2014
This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Gary C. Wilkerson and Jeffrey A. Martin, and each of them, Proxies, with full power of substitution in each, to represent and to vote, as designated, all shares of Common Stock of Mueller Industries, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 1, 2014, and at all adjournments thereof, upon and in respect of the matters set forth on the reverse side hereof, and in their discretion, upon any other matter that may properly come before said meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side